UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE
COMMISSION ONLY (AS PERMITTED BY
RULE 14A-6(E)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

PARKER-HANNIFIN CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange
Act	Rule 0-11(a)(2) and identify the filing for which the offsetting fee
was	paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. (S) 240.14a-101.

SEC 1913 (3-99)

PARKER-HANNIFIN CORPORATION

6035 Parkland Boulevard - Mayfield Heights, Ohio 44124-4141

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 22, 2003

The annual meeting of shareholders of Parker-Hannifin Corporation will be held at the Corporation’s headquarters at 6035 Parkland Boulevard, Mayfield Heights, Ohio 44124, on Wednesday, October 22, 2003, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	Electing five Directors in the class whose three-year term of office will expire in 2006;

2.	Ratifying the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the fiscal year ending June 30, 2004;

3.	Approving the Corporation’s 2003 Stock Incentive Plan; and

4.	Transacting such other business as may properly come before the meeting.

Shareholders of record at the close of business on August 29, 2003 are entitled to vote at the meeting. If you do not expect to attend the Annual Meeting, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return the enclosed proxy card promptly in the envelope provided or vote electronically via the internet or by telephone in accordance with the instructions on the proxy card.

By Order of the Board of Directors

Thomas A. Piraino, Jr.

Secretary

September 22, 2003

PARKER-HANNIFIN CORPORATION

6035 Parkland Boulevard - Mayfield Heights, Ohio 44124-4141

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the annual meeting of shareholders scheduled to be held on October 22, 2003, and at all adjournments thereof. Only shareholders of record at the close of business on August 29, 2003 will be entitled to vote. On that date, 118,458,147 Common Shares were outstanding and entitled to vote at the meeting, each share being entitled to one vote. This Proxy Statement and the form of proxy are being mailed to shareholders on or about September 22, 2003.

Shareholders of the Corporation have cumulative voting rights in the election of Directors if any shareholder gives notice in writing to the President or a Vice President or the Secretary of the Corporation not less than 48 hours before the time fixed for holding the meeting that cumulative voting at such election is desired and an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or the Secretary or by or on behalf of the shareholder giving such notice. In such event, each shareholder has the right to cumulate votes and give one nominee the number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shareholder is entitled, or to distribute votes on the same principle among two or more nominees, as the shareholder sees fit. In the event that voting at the election is cumulative, the persons named in the proxy will vote Common Shares represented by valid Board of Directors’ proxies on a cumulative basis for the election of the nominees named below, allocating the votes of such Common Shares in accordance with their judgment.

ELECTION OF DIRECTORS

The Directors of the class elected at each annual election hold office for terms of three years. The Board of Directors of the Corporation presently consists of 14 members divided into three classes. The classes whose terms expire in 2003 and 2004 each consist of five members and the class whose term expires in 2005 consists of four members.

Shareholder approval is sought to elect Duane E. Collins, Robert J. Kohlhepp, Giulio Mazzalupi, Klaus-Peter Müller and Allan L. Rayfield, Directors whose terms of office expire in 2003, to the class whose term will expire in 2006. A plurality of the Common Shares voted in person or by proxy is required to elect a Director.

Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend. However, the Board of Directors has no reason to believe that this contingency will occur.

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2006

DUANE E. COLLINS, 67, has served as a Director of the Corporation since 1992. Mr. Collins has been Chairman of the Board of Directors since October 1999. He was previously the Chief Executive Officer of the Corporation from July 1993 to July 2001 and the President of the Corporation from July 1993 to February 2000. Mr. Collins is also a Director of MeadWestvaco Corporation, National City Corporation and The Sherwin Williams Company.

ROBERT J. KOHLHEPP, 59, was elected to the Board of Directors in July 2002. He is Chairman of the Finance Committee and a member of the Audit Committee. Mr. Kohlhepp has been Vice Chairman of Cintas Corporation (uniform rental) since July 2003 and has been a Director of Cintas since 1979. He was the Chief Executive Officer of Cintas from August 1995 to July 2003.

GIULIO MAZZALUPI, 62, has served as a Director of the Corporation since 1999. He is a member of the Corporate Governance and Nominating Committee and the Finance Committee. Now retired, Mr. Mazzalupi was the President, Chief Executive Officer and a Director of Atlas Copco AB (industrial manufacturing) in Sweden until July 2002.

KLAUS-PETER MÜLLER, 59, has served as a Director of the Corporation since 1998. He is a member of the Corporate Governance and Nominating Committee and the Finance Committee. Mr. Müller has been Chairman of the Board of Managing Directors of Commerzbank AG (international banking) in Frankfurt, Germany since May 2001 and a member of the Board of Managing Directors of Commerzbank since 1990.

ALLAN L. RAYFIELD, 68, has served as a Director of the Corporation since 1984. He is Chairman of the Corporate Governance and Nominating Committee and a member of the Compensation and Management Development Committee. Now retired, Mr. Rayfield previously served as President, Chief Executive Officer and Director of M/A-COM, Inc. (microwave manufacturing).

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2005

WILLIAM E. KASSLING, 59, has served as a Director of the Corporation since 2001. He is a member of the Audit Committee and the Corporate Governance and Nominating Committee. Mr. Kassling has been Chairman of the Board of Wabtec Corporation (technology-based equipment for the rail industry) since 1990. He was previously the Chief Executive Officer of Wabtec from March 1990 to February 2001 and the President of Wabtec from March 1990 to February 1998. Mr. Kassling is also a Director of Scientific Atlanta, Inc.

PETER W. LIKINS, 67, has served as a Director of the Corporation since 1989. He is a member of the Audit Committee and the Compensation and Management Development Committee. Dr. Likins is President of the University of Arizona. Dr. Likins is also a Director of Consolidated Edison, Inc.

WOLFGANG R. SCHMITT, 59, has served as a Director of the Corporation since 1992. He is a member of the Audit Committee and the Compensation and Management Development Committee. Mr. Schmitt is the Chief Executive Officer of Trends 2 Innovation (strategic growth consultants). He was previously the Chairman of the Board of ValueAmerica, Inc. (on-line electronics and technology superstore) from November 1999 to May 2000 and Vice Chairman of the Board of Newell Rubbermaid Inc. (consumer products) from April 1999 to August 1999 as a result of the merger between Newell Co. and Rubbermaid Incorporated. Prior to the merger, he was the Chairman of the Board of Rubbermaid Incorporated (manufacturer of rubber and plastic products) since 1993 and the Chief Executive Officer since 1992.

DEBRA L. STARNES, 50, has served as a Director of the Corporation since 1997. She is a member of the Compensation and Management Development Committee and the Finance Committee. Ms. Starnes is a Vice President and Managing Director, Houston Region of The Innis Company (human resource consulting firm). Ms. Starnes was an independent Consultant from October 2001 to January 2003; Senior Vice President, Organizational and Process Change, of Lyondell Chemical Company (petrochemical production) from May 2000 to October 2001; and Senior Vice President, Intermediate Chemicals, of Lyondell from July 1998 to April 2000.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2004

JOHN G. BREEN, 69, has served as a Director of the Corporation since 1980. He is Chairman of the Compensation and Management Development Committee and a member of the Finance Committee. Now retired, Mr. Breen was the Chairman of the Board of The Sherwin Williams Company (paints and coatings) until May 2000 and Chief Executive Officer of Sherwin Williams until October 1999. Mr. Breen is also a Director of Goodyear Tire and Rubber Company, MeadWestvaco Corporation, The Sherwin Williams Company, The Stanley Works and The Armada Fund.

CANDY M. OBOURN, 53, has served as a Director of the Corporation since 2002. She is a member of the Audit Committee and the Corporate Governance and Nominating Committee. Ms. Obourn has been Chief Operating Officer, Health Imaging Division of Eastman Kodak Company (photography and digital imaging) since January 2002 and has been Senior Vice President of Eastman Kodak since January 2000. She was previously Vice President of Eastman Kodak from 1993 to December 1999; and President, Document Imaging of Eastman Kodak from April 1998 to December 2001.

HECTOR R. ORTINO, 61, has served as a Director of the Corporation since 1997. He is Chairman of the Audit Committee and a member of the Corporate Governance and Nominating Committee. Mr. Ortino has been the President of Ferro Corporation (specialty materials) since February 1996 and has been Chief Executive Officer and Chairman of the Board of Ferro Corporation since April 1999. He was previously Chief Operating Officer of Ferro Corporation from February 1996 to April 1999. Mr. Ortino is also a Director of New York Life Insurance Company.

DENNIS W. SULLIVAN, 64, has served as a Director of the Corporation since 1983. Mr. Sullivan is Executive Vice President of the Corporation. Mr. Sullivan is also a Director of Ferro Corporation and KeyCorp.

DONALD E. WASHKEWICZ, 53, has served as a Director of the Corporation since 2000. Mr. Washkewicz has been the Chief Executive Officer of the Corporation since July 2001 and the President of the Corporation since February 2000. He was previously the Chief Operating Officer of the Corporation from February 2000 to July 2001 and a Vice President of the Corporation and President of the Hydraulics Group of the Corporation from October 1997 to February 2000.

No Director of the Corporation is related to any other Director. During the fiscal year ended June 30, 2003, there were five meetings of the Corporation’s Board of Directors. Each Director attended at least 75% of the meetings held by the Board of Directors and the Committees of the Board on which he or she served, except for Dr. Likins.

The Audit Committee, which met eight times during the fiscal year ended June 30, 2003, is responsible for, among other things, appointing, determining compensation and overseeing the work of the independent public accounting firm and ensuring its independence, approving all non-audit engagements with the independent public accounting firm, reviewing with the Corporation’s financial management and its independent public accounting firm annual and quarterly financial statements and the proposed auditing program (including both the independent and the internal audits) for each fiscal year, the results of the audits and the adequacy of the Corporation’s internal control structure.

Audit Committee Financial Expert. The Corporation’s Board of Directors has determined that Hector R. Ortino, the Chairman of the Audit Committee, is an audit committee financial expert as defined in the federal securities laws. Mr. Ortino is independent as defined in the listing standards of the New York Stock Exchange.

The Compensation and Management Development Committee, which met five times during the fiscal year ended June 30, 2003, is responsible for, among other things, annually reviewing and fixing the salaries and other compensation of the officers of the Corporation, appointing and determining the fees of compensation consultants, deciding upon the grant of stock options to the officers and other employees of the Corporation, overseeing regulatory compliance with respect to compensation matters and reviewing corporate policies and programs for succession management and the development of management personnel.

The Finance Committee, which met twice during the fiscal year ended June 30, 2003, is responsible for, among other things, reviewing the Corporation’s capital structure and tax and risk management strategies and for reviewing and approving the Corporation’s debt and equity offerings, share repurchase programs and the funding and investment policies for defined benefit plans, defined contribution plans and non-qualified plans sponsored by the Corporation.

The Corporate Governance and Nominating Committee, which met twice during the fiscal year ended June 30, 2003, is responsible for, among other things, evaluating and recommending to the Board qualified nominees for election as Directors of the Corporation and qualified Board members for committee membership, establishing evaluation procedures and completing an annual evaluation of the Board’s performance, developing and recommending corporate governance principles to the Board and considering other matters pertaining to the size and composition of the Board. The Corporate Governance and Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as Directors of the Corporation, provided that such recommendations are accompanied by information sufficient to enable the Committee to evaluate the qualifications of the nominee. Nominations should be sent to the attention of the Secretary of the Corporation.

Compensation of Directors. The Corporation compensates Directors, other than officers who are Directors, for their services. The annual retainer for such Directors is $40,000. The fee for attending each Board and Committee meeting is $1,500 for all such Directors other than Committee Chairmen, whose fee is $2,000 for chairing committee meetings. Directors may elect to defer all or a portion of their fees under the Corporation’s Deferred Compensation Plan for Directors or to elect to receive all or a portion of their fees in Common Shares of the Corporation pursuant to the Corporation’s Non-Employee Directors’ Stock Plan.

Duane E. Collins, Chairman of the Board of Directors, receives an annual retainer of $175,000, plus meeting fees, club memberships and the use of a leased automobile. Mr. Collins also continues to receive compensatory split-dollar life insurance benefits under policies purchased by the Corporation pursuant to an Executive Estate Protection Agreement and an Executive Life Insurance Plan entered into between Mr. Collins and the Corporation while he was the Corporation’s Chief Executive Officer.

Each Director who was not a current or retired employee of the Corporation (“Non-Employee Director”) was granted 1,000 stock options under the Non-Employee Directors Stock Option Plan in August 2002 at an option price equal to the then current fair market value of the Corporation’s Common Shares. Such options have a ten-year term and vest 50% following one year of continued service as a Director and the remaining 50% following the second year of continued service as a Director.

Certain Relationships and Related Transactions. Russell G. Chester, Vice President-Audit, is the spouse of Pamela J. Huggins, a Vice President and Treasurer of the Corporation. Mr. Chester’s salary and bonus for fiscal 2003 was $205,190. The Corporation has taken the necessary steps to ensure the avoidance of any conflicting interests resulting from this relationship.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of six directors who are independent, as defined in the listing standards of the New York Stock Exchange. The responsibilities of the Audit Committee are set forth in the written Audit Committee Charter amended by the Audit Committee on August 13, 2003, a copy of which is attached to this Proxy Statement as Appendix A.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Corporation for the fiscal year ended June 30, 2003 with the Corporation’s management and PricewaterhouseCoopers LLP (“PwC”), the Corporation’s independent public accounting firm.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PwC their objectivity and independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended June 30, 2003, be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003 filed with the Securities and Exchange Commission.

HECTOR R. ORTINO, CHAIRMAN	DR. PETER W. LIKINS

WILLIAM E. KASSLING	CANDY M. OBOURN

ROBERT J. KOHLHEPP	WOLFGANG R. SCHMITT

COMPENSATION AND MANAGEMENT DEVELOPMENT

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Management Development Committee of the Board of Directors (the “Committee”), which consists entirely of five Directors who are independent as defined in the proposed listing standards of the New York Stock Exchange, has furnished the following report on executive compensation.

Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full Board of Directors in conjunction with its approval and review of the Corporation’s strategies and operating plans, thereby assuring that the Corporation’s system of executive compensation is reasonable and appropriate, meets its stated purpose and effectively serves the interests of the shareholders and the Corporation.

The Corporation’s executive compensation programs are designed to attract, retain and motivate key executives critical to the long-term success of the Corporation by remaining competitive with other multinational diversified manufacturing companies of similar size. Comparative compensation information is used by the Committee to establish competitive salary grade ranges at the market median for base pay, annual bonus and long-term compensation. The group of companies used for compensation comparison purposes is not identical to the S&P 500 Industrial Machinery Index, which is the peer group of companies included in the performance graph on page 13. Comparative compensation information is presented to the Committee from independent surveys of numerous comparable manufacturers, which the Committee believes is important in order to establish competitive compensation ranges at the appropriate levels. On the other hand, the S&P 500 Industrial Machinery Index utilized in the performance graph contains data only with respect to a limited number of companies that are in businesses similar to the Corporation, which data is theoretically reflective of the stock performance of all industrial machinery manufacturers as a whole.

In addition to being competitive, the Corporation’s executive compensation programs are also intended to reward executives commensurate with performance and attainment of pre-determined financial objectives. Accordingly, compensation of executive officers is directly and materially linked to both operating performance and increases in shareholder value, thus aligning the financial interests of the Corporation’s executives with those of its shareholders.

Compensation for the Corporation’s executives consists of three primary elements:

1.	A base salary within a competitively established range. The specific base salary within the range is determined by experience, individual contributions and performance as measured against pre-established goals and objectives. Goals and objectives for each executive vary in accordance with each executive’s responsibilities and are established by each executive’s supervisor. In the case of the Chief Executive Officer, such goals and objectives are set by the Committee.

2.	An annual cash incentive bonus that was comprised of the two following components during fiscal 2003:

a.	An amount that is determined by the Corporation’s pre-tax return on average assets as compared to the Corporation’s annual plan established at the beginning of the fiscal year (the “Target Incentive Bonus”); and

b.	An amount that is determined based on the return on division net assets for the divisions in each executive’s individual operating unit (or the average return for all divisions for corporate staff executive officers) (the “RONA Bonus”).

The target amounts of the annual cash incentive bonuses are established in such a manner that base salary plus the target bonuses will be within the competitively determined total annual compensation range mentioned above. Target annual cash incentive bonuses represent approximately 30-45% of total targeted annual compensation for the executive officers with operational profit and loss responsibility (including the Chief Executive Officer) and 30-40% of total targeted annual compensation for the other executive officers.

The Chief Executive Officer, with the approval of the Committee, also has the authority to establish additional annual incentive programs for operating executives. In fiscal year 2003, under a Volume Incentive Plan, operating group presidents had the opportunity to earn an additional bonus of 1% of base salary for each 1% of sales by which their group exceeded their previous year’s sales by between 10% and 15%, and an additional bonus of 2% of base salary for each 1% of sales by which their group exceeded their previous year’s sales by more than 15%; subject, however, to an overall maximum of 15% of the participant’s base salary. Acquisitions may only account for up to 5% of the increase in sales. Also, sales growth above 15% resulted in additional payments under the Volume Incentive Plan only if the group exceeded corporate goals with respect to its return on sales and its assets/sales ratio.

3.	Long-term incentive compensation that was comprised of the two following components during fiscal 2003:

a.	A long-term incentive plan (“LTIP”) award that is based upon the Corporation’s actual average return on equity for a three fiscal year period. Awards under the LTIP are expressed in performance units calculated by dividing a target LTIP dollar value (adjusted for risk of forfeiture) by the market price of the Corporation’s Common Shares at the beginning of the three-year performance period. The target LTIP value is established by the Committee at the market median of comparative LTIP compensation. Payments earned under the LTIP are paid at the discretion of the Committee either as a credit to the participant’s account under the Corporation’s Executive Deferral Plan (“EDP”) in an amount equal to the number of earned performance units multiplied by the closing price of the Corporation’s Common Shares at the end of the three-year performance period or in shares of restricted stock equal to the number of earned performance units unless the participant has previously elected a deferral under the EDP.

b.	A stock option grant determined by utilizing the Black-Scholes valuation model to convert a target stock option dollar value (adjusted for risk of non-vesting) into the number of stock options to be granted. The target stock option value is established by the Committee at the market median of comparative stock option compensation. Stock options are granted with an exercise price equal to the fair market value of the Corporation’s Common Shares on the day of grant, and grants have a ten-year term and vest 50% following one year of continued service and the remaining 50% following the second year of continued service from the date granted. The Corporation’s Stock Option Deferral Plan permits executives to defer the recognition of gain upon the exercise of stock options under the Plan.

Incentive compensation for the Corporation’s executives is significantly “at risk,” based upon the financial performance of the Corporation. Indeed, more than one-half of each executive’s targeted total compensation (including base salary, annual bonus, LTIP payouts and stock options) may fluctuate significantly from year to year because it is directly tied to business and individual performance. The Committee periodically reviews and evaluates the criteria used to determine incentive compensation to ensure that it remains consistent with the Corporation’s compensation philosophy of motivating executive behavior in the best interests of the shareholders and the Corporation.

Long-term incentive programs are designed to link the interests of the executives with those of the shareholders. LTIP awards focus on long-term return on equity and provide an incentive to increase the stock price during the three year performance period. Restricted stock awards build stock ownership and encourage a long-term focus on shareholder value, since the stock is restricted from being sold, transferred or assigned for a specified period. Stock option grants provide an incentive that aligns the executive’s interests with those of the shareholders, since stock options will provide value to the executive only when the price of the Corporation’s stock increases above the option grant price.

In August 1996, the Board of Directors, at the recommendation of the Committee, adopted stock ownership guidelines that are designed to encourage the accumulation and retention of the Corporation’s Common Shares by its Directors, executive officers and other key executives. These guidelines, stated as a multiple of executives’ base salaries and of Directors’ annual retainer, are as follows: Chief Executive Officer and President: three times; Vice Presidents: two times; other executive officers and group presidents: one time; and non-management Directors: four times. The recommended time period for reaching the above guidelines is five years. The Chief Executive Officer reviews compliance with this policy with the Committee on an annual basis.

The Corporation’s executive compensation philosophy is specifically evident in the compensation paid during the most recent fiscal year to Donald E. Washkewicz, the Corporation’s Chief Executive Officer. Mr. Washkewicz’s increase in base salary from fiscal 2002 to fiscal 2003 of 5% is reflective of his performance rating for fiscal 2002. In addition, Mr. Washkewicz was targeted to receive 100% of his Target Incentive

Bonus of $300,000 if the Corporation achieved the 8% target pre-tax return on average assets established in the Corporation’s fiscal 2003 operating plan, adjusted primarily for acquisitions and currency transactions. A minimum payout of 15% of the Target Incentive Bonus was established at a 2.6% pre-tax return on average assets and a maximum payout of 150% of the Target Incentive Bonus was established at a 9.8% pre-tax return on average assets. During the fiscal year ended June 30, 2003, the Corporation’s adjusted pre-tax return on average assets was 5.56% and each executive officer, including Mr. Washkewicz, received an amount equal to 68.3% of his Target Incentive Bonus, which is included in the “Bonus” column of the Summary Compensation Table on page 9.

Mr. Washkewicz’s RONA Bonus was targeted at $361,220 based upon an approximate 28% average return on division net assets. The average return on division net assets was 19.34%, resulting in a RONA Bonus payment to Mr. Washkewicz of $249,241, which is included in the “Bonus” column of the Summary Compensation Table on page 9. The other executive officers also received RONA Bonuses based upon the return on division net assets by their respective operating units (or the average return for all divisions for corporate staff executive officers).

Based on the Corporation’s average return on equity of 9.63% for the three fiscal years ended June 30, 2003, Mr. Washkewicz and the other executive officers received a payment under the 2001-02-03 LTIP in the form of either restricted shares and/or credits to their EDP accounts in an amount equal to the value of the restricted shares earned, as reported in the “LTIP Payouts” column of the Summary Compensation Table on page 9. Such payment represents 45.38% of the target payment that would have been achieved had the Corporation achieved its return on equity goal of 14% during such period.

During fiscal year 2003, Mr. Washkewicz and the other executive officers also received a long-term incentive award as described in the LTIP Table on page 11 and a stock option grant as reported in the Option Grants Table on page 10.

The Chief Executive Officer or the Committee may, from time to time, provide other forms of compensation to the Corporation’s executive officers which may be tailored to specific circumstances that exist at that time and which are consistent with the overall compensation policies of the Corporation and the Committee.

The Omnibus Budget Reconciliation Act of 1993 includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Corporation’s Chief Executive Officer and four other highest paid executive officers. The Committee has attempted to structure programs to preserve the deductibility of compensation paid by the Corporation to such individuals while retaining the flexibility to provide compensation that may exceed the limit of tax deductibility under circumstances in which the payment furthers the goals of the executive compensation program or is otherwise in the best interests of the Corporation or the shareholders. The Committee also attempts to preserve deductibility by encouraging deferrals of otherwise non-deductible payments.

John G. Breen, Chairman	Dr. Peter W. Likins

Allan L. Rayfield	Wolfgang R. Schmitt

Debra L. Starnes

EXECUTIVE COMPENSATION

The following table summarizes compensation paid by the Corporation for each of the last three fiscal years to its Chief Executive Officer and each of the other five most highly compensated executive officers:

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation

						Awards	Payouts

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)	LTIP Payouts ($)		All Other Compensation ($)

Donald E. Washkewicz, President and Chief Executive Officer	2003 2002 2001	903,048 860,040 614,250	454,141 312,019 377,363	84,310 9,985 135,344	(a)	125,400 171,500 71,260	425,107 179,213 254,895	(b)	17,748 123,851 61,411	(d)

Dennis W. Sullivan, Executive Vice President	2003 2002 2001	741,696 716,640 689,076	296,961 198,225 391,993	15,839 13,783 10,390	(a)	90,225 36,000 53,530	319,376 350,922 467,392	(b)	17,000 90,562 86,322	(d)

John D. Myslenski, Senior Vice President and Operating Officer	2003 2002 2001	484,656 465,996 378,996	189,114 127,593 201,009	147,093 3,055 3,244	(a)	42,450 49,600 23,090	169,010 238,233 336,082	(b)	13,285 111,672 52,997	(d)

Nickolas W. Vande Steeg, Senior Vice President and Operating Officer	2003 2002 2001	484,656 416,700 355,992	189,114 122,465 242,114	238,709 23,397 3,012	(a)	42,450 54,397 23,090	169,010 142,605 205,325	(b)	14,914 103,795 76,092	(d)

Stephen L. Hayes, Vice President	2003 2002 2001	432,240 432,240 407,700	296,178 224,437 289,831	6,839 13,920 13,457	(a)	28,000 18,500 23,090	169,010 238,233 336,082	(b)	17,614 65,720 63,839	(d)

Michael J. Hiemstra, Executive Vice President— Finance and Administration and Chief Financial Officer (c)	2003 2002 2001	515,653 525,004 428,604	211,795 164,085 288,710	11,763 147,805 5,386	(a)	69,700 123,364 27,340	183,580 238,233 336,082	(b)	4,203,320 171,751 129,639	(e)

(a)	Unless otherwise indicated, no executive officers named in the Summary Compensation Table received personal benefits or perquisites in an amount at least equal to the lesser of $50,000 or 10% of his total compensation reported in the Salary and Bonus columns. Reported in this column is annual compensation consisting of (i) amounts reimbursed by the Corporation for the payment of income taxes on certain executive perquisites; (ii) $51,966 in executive perquisites received by Mr. Washkewicz in fiscal year 2003, including payments of $20,950 for country club dues and $16,843 for reimbursed spousal travel; (iii) $90,301 in executive perquisites received by Mr. Myslenski in fiscal year 2003, including payments of $82,094 for country club dues; and (iv) $145,625 in executive perquisites received by Mr. Vande Steeg in fiscal year 2003, including $70,168 for country club dues and $54,205 for use of corporate owned housing.
(b)	Represents: (i) credits to the Executive Deferral Plan (“EDP”) accounts of Messrs. Washkewicz, Sullivan, Vande Steeg, Hayes and Hiemstra based upon performance achieved under the 2001-02-03 Long Term Incentive Plan (“LTIP”); and (ii) the dollar value of restricted shares issued to Mr. Myslenski under the 2001-02-03 LTIP based on the Corporation’s stock price on the date of issuance of the shares. The EDP credits and restricted shares are subject to a three-year vesting period, with accelerated vesting in the event of the death, disability or normal retirement of the Plan participant. Dividends are paid by the Corporation on the restricted shares. The number and value of the aggregate restricted stock holdings for each of the above-named executive officers with restricted stock as of June 30, 2003 was as follows: Mr. Myslenski, 12,904 shares with a value of $541,839, and Mr. Vande Steeg, 4,838 shares with a value of $203,148.
(c)	Mr. Hiemstra retired as Executive Vice President—Finance and Administration and Chief Financial Officer effective April 30, 2003.
(d)	Represents: (i) $17,748, $17,000, $13,285, $14,914 and $17,614 of matching contributions by the Corporation to the Parker Retirement Savings Plan (“Savings Plan”) and the Parker-Hannifin Corporation Savings Restoration Plan (“Restoration Plan”) for Messrs. Washkewicz, Sullivan, Myslenski, Vande Steeg and Hayes, respectively.
(e)	Represents: (i) $16,700 of matching contributions by the Corporation to the Savings Plan and the Restoration Plan; (ii) a lump sum payment of $4,093,650 in retirement benefits under the Corporation’s Supplemental Executive Retirement Benefits Program; and (iii) $92,970 credited to Mr. Hiemstra’s EDP account in consideration of the cancellation of his Executive Estate Protection Agreement with the Corporation.

Option Grants in Fiscal 2003

The following table summarizes stock option grants by the Corporation during the fiscal year ended June 30, 2003 to each of the executive officers identified in the Summary Compensation Table on page 9:

Individual Grants

Name	Number of Securities Underlying Options Granted (#) (a)		% of Total Options Granted to Employees in Fiscal 2003		Exercise Or Base Price ($/Sh)		Expiration Date	Potential realizable value at assumed annual rates of stock price appreciation for option term (b)

								5% ($)	10% ($)	11.05% ($) (c)

Donald E. Washkewicz	125,400		5.2%			$39.84	08/06/12	3,141,897	7,962,273	9,253,642

Dennis W. Sullivan	69,700 20,525	(d)	2.9 0.8	% %	$ $	39.84 46.61	08/06/12 08/14/06	1,746,334 187,044	4,425,602 399,334	5,143,372 447,301

John D. Myslenski	42,450		1.7%			$39.84	08/06/12	1,063,585	2,695,363	3,132,513

Nickolas W. Vande Steeg	42,450		1.7%			$39.84	08/06/12	1,063,585	2,695,363	3,132,513

Stephen L. Hayes	28,000		1.2%			$39.84	08/06/12	701,540	1,777,860	2,066,204

Michael J. Hiemstra	69,700		2.9%			$39.84	08/06/12	1,746,334	4,425,602	5,143,372

(a)	Options, except for reload option grants, are 50% exercisable on the date following completion of one year of continuous employment after the date of grant and the remaining 50% is exercisable on the date following completion of two years of continuous employment after the date of grant with accelerated vesting in the event of a Change in Control (as defined on page 12). Restorative or “reload” option rights are attached to each option and one reload option will be granted upon exercise, subject to certain vesting provisions, if the exercise price is paid using shares of the Corporation’s common stock owned by the optionee.
(b)	The potential realizable value illustrates the value that might be realized upon the exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation over the entire term of the option. Shareholders of the Corporation, as a group, would realize approximately $2.91 billion and $7.38 billion at assumed annual rates of appreciation of 5% and 10%, respectively, over the life of the options. There can be no assurance that the amounts reflected in this table will be achieved.
(c)	Represents the Corporation’s actual rate of stock price appreciation over the 10-year period ending June 30, 2003.
(d)	Reload option grant which is exercisable on the date following completion of one year of continuous full-time employment after the exercise date of the underlying option, provided, the executive officer retains ownership for one year of the shares resulting from the underlying option exercise, less shares surrendered or sold to satisfy tax obligations.

Aggregated Option Exercises in Fiscal 2003 and Fiscal Year-End Option Values

The following table summarizes exercises of stock options during the fiscal year ended June 30, 2003 by each of the executive officers identified in the Summary Compensation Table on page 9 and the fiscal year-end value of unexercised options for such executive officers:

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)

			Exercisable / Unexercisable	Exercisable / Unexercisable

Donald E. Washkewicz	4,500	214,583	251,260 / 211,150	879,624 / 269,610

Dennis W. Sullivan	39,000	1,816,815	173,090 / 108,225	1,251,094 / 149,855

John D. Myslenski	—	—	87,815 / 67,250	334,007 / 91,268

Nickolas W. Vande Steeg	—	—	81,262 / 67,250	258,216 / 91,268

Stephen L. Hayes	—	—	142,765 / 37,250	1,534,798 / 60,200

Michael J. Hiemstra	—	—	101,034 / 105,700	82,738 / 149,855

Long Term Incentive Plan - Awards in Fiscal 2003

The following table summarizes awards by the Corporation during the fiscal year ended June 30, 2003 to each of the executive officers identified in the Summary Compensation Table on page 9 under the Corporation’s Long Term Incentive Plan (“LTIP”):

Name	Number of Shares (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans

			Threshold (#)	Target (#)	Maximum (#)

Donald E. Washkewicz	32,000	3 Years	8,000	32,000	64,000
Dennis W. Sullivan	18,000	3 Years	4,500	18,000	36,000
John D. Myslenski	13,000	3 Years	3,250	13,000	26,000
Nickolas W. Vande Steeg	13,000	3 Years	3,250	13,000	26,000
Stephen L. Hayes	8,800	3 Years	2,200	8,800	17,600
Michael J. Hiemstra	18,000	3 Years	4,500	18,000	36,000

Target awards under the Corporation’s LTIP during the last fiscal year were made in the form of performance units and entitle each executive officer to receive a pro rata share of his award based upon the Corporation’s actual average return on equity (threshold of 9%; target of 15%; maximum of 21%) for the three fiscal years ending June 30, 2005. Awards are payable in August 2005. At the discretion of the Compensation and Management Development Committee, awards will be paid either as a credit to the executive officer’s account under the Corporation’s Executive Deferral Plan (“EDP”) or in restricted stock unless the executive officer elects, prior to May 31, 2004, to defer the amount earned under the LTIP pursuant to the EDP. Executive officers who are retired at the time of payment will receive cash in lieu of restricted shares under the LTIP unless the retiree has made a previous deferral election pursuant to the EDP.

Pension Plan Table

The following table summarizes the estimated annual benefits payable upon retirement to the executive officers identified in the Summary Compensation Table on page 9:

Years of Service
Remuneration	15 or more
$ 400,000	$220,000
600,000	330,000
800,000	440,000
1,000,000	550,000
1,200,000	660,000
1,400,000	770,000
1,600,000	880,000
1,800,000	990,000

The foregoing table sets forth the straight-life annuity payable under the Corporation’s Supplemental Executive Retirement Benefits Program (the “Program”) at the normal retirement age of 65. Mr. Hiemstra retired on April 30, 2003 after 15 years of service. Mr. Hayes retired on August 31, 2003 after 30 years of service. The years of service under the Program for each of the other executive officers identified in the Summary Compensation Table on page 9, at their respective retirement dates, will be as follows: Mr. Washkewicz, 43 years; Mr. Sullivan, 44 years; Mr. Myslenski 43 years; and Mr. Vande Steeg, 36 years. The Program provides an annual benefit based upon the average of the participant’s three highest years of cash compensation (Salary, RONA Bonus and Target Incentive Bonus) with the Corporation. Benefits payable under the Program are based on calendar year compensation. The average of the three highest calendar years of cash compensation used to determine Mr. Hiemstra’s benefit under the Program as of the date of his retirement was $763,694. If the benefits were to be payable to each of the remaining named participants based on retirement as of June 30, 2003, the average of the three highest calendar years of cash compensation included in determining benefits under the Program for each of the named participants would be as follows: Mr. Washkewicz, $1,000,292; Mr. Sullivan, $1,034,678; Mr. Myslenski, $605,605; Mr. Vande Steeg, $576,827; and Mr. Hayes, $672,354. Benefits are subject to reduction for payments received under the Corporation’s Retirement Plan plus 50% of primary social security benefits.

“Change in Control” Severance Agreements with Officers. The Corporation has entered into separate agreements (collectively the “Agreements”) with Messrs. Washkewicz, Sullivan, Myslenski, Vande Steeg and Hayes that are designed to retain the executives and provide for continuity of management in the event of any actual or threatened change in the control of the Corporation. Each Agreement only becomes operative upon a “Change in Control” of the Corporation, as that term is defined in the Agreements, and the subsequent termination of the employment of the executive pursuant to the terms of the Agreement. A Change in Control of the Corporation shall be deemed to have occurred if and when: (i) subject to certain exceptions, any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board; (ii) during any period of twenty-four consecutive months, individuals who at the beginning of such twenty-four month period were Directors of the Corporation (the “Incumbent Board”) cease to constitute at least a majority of the Board of Directors of the Corporation, unless the election, or nomination for election, of any person becoming a Director subsequent to the beginning of such twenty-four month period was approved by a vote of at least two-thirds of the Incumbent Board; (iii) the Corporation enters into a merger, consolidation or other reorganization, or sells all its assets, unless (a) immediately following the business combination: (1) more than 50% of the total voting power eligible to elect directors of the resulting corporation is represented by shares that were Common Shares immediately prior to the business combination, (2) subject to certain exceptions, no person becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the corporation resulting from the business combination, and (3) at least a majority of the members of the board of directors of the resulting corporation were members of the Incumbent Board at the time of the Board of Directors of the Corporation’s approval of the execution of the initial agreement providing for such business combination, or (b) the business combination is effected by means of the acquisition of Common Shares from the Corporation, and the Board of Directors of the Corporation approves a resolution providing expressly that such business combination does not constitute a “Change in Control”; or (iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

Each Agreement provides that, if the employment of the executive is terminated during the three years following a Change in Control of the Corporation, either by the Corporation without “Cause” (as defined in the Agreements) or by the executive for “Good Reason” (as defined in the Agreements and described below), the executive shall be entitled to receive (a) pro rata salary and bonus for the year of termination of employment; (b) severance pay equal to three times the executive’s annual salary and bonus; (c) continuation of welfare benefits (e.g., medical, life insurance, disability coverage) for a period of three years; (d) to the extent not previously received, all amounts previously deferred under the Corporation’s non-qualified income deferral plans together with a “make whole” amount designed to compensate the executive for the lost opportunity to continue to defer receipt of such income (and the earnings thereon) pursuant to elections made under the Executive Deferral Plan (“EDP”); and (e) a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code. “Good Reason” for termination of employment by the executive includes, without limitation, diminution in duties, reduction in compensation or benefits or relocation. In addition, termination of employment by the executive for any or no reason during the 180-day period beginning on the 91st day after the Change in Control shall constitute Good Reason.

A Change in Control of the Corporation also has an effect under other executive compensation plans of the Corporation, as follows: (1) any outstanding unvested stock option held by an executive vests immediately upon a Change in Control; (2) any outstanding unvested shares of restricted stock issued or unvested EDP amounts credited to an executive pursuant to the Corporation’s Long Term Incentive Plans (“LTIP”) vest immediately in the event of a Change in Control; (3) any outstanding LTIP award to an executive will be paid in full in cash upon a Change in Control, at the target amount or on the basis of corporate financial performance to the date of the Change in Control, whichever is greater; (4) upon a Change in Control, all amounts pre -

viously deferred by the executive under the EDP, together with the “make whole” amount (described in subsection (d) of the preceding paragraph), will be paid to the executive; (5) upon a Change in Control, all shares the receipt of which were previously deferred by the executive under the Stock Option Deferral Plan will be issued to the executive; and (6) upon a Change in Control, each participant under the Corporation’s Supplemental Executive Retirement Benefits Program (the “Program”) will receive three additional years of age and service credit under the Program and will receive a lump-sum payment equal to the present value of the participant’s vested benefit under the Program.

Common Share Price Performance Graph

The following graph sets forth a comparison of the cumulative total shareholder return on the Corporation’s Common Shares with the S&P 500 Index and the S&P 500 Industrial Machinery Index during the period June 30, 1998 through June 30, 2003, assuming the investment of $100 on June 30, 1998, and the reinvestment of dividends.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors recommends ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent public accounting firm to examine the financial statements of the Corporation as of and for the fiscal year ending June 30, 2004. PwC has conducted the annual audit of the Corporation’s accounts since its organization in 1938. A representative of PwC is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and to respond to appropriate questions. Ratification of the appointment of PwC as the independent public accounting firm requires the affirmative vote of the holders of at least a majority of the votes present or represented and entitled to vote on the proposal at the Annual Meeting.

Audit Fees.    The aggregate fees billed by PwC for the fiscal years ending June 30, 2003 and June 30, 2002 for auditing the Corporation’s annual consolidated financial statements and reviewing the Corporation’s interim financial statements included in the Corporation’s Form 10-Q’s filed with the Securities and Exchange Commission and for services that are normally provided by PwC in connection with statutory and regulatory filings or engagements were $2.97 million and $2.98 million, respectively.

Audit-Related Fees.    The aggregate fees billed by PwC for assurance and related services provided to the Corporation for the fiscal years ending June 30, 2003 and June 30, 2002 that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and are not included in “Audit Fees” above were $100,000 and $650,000, respectively. The fees billed related primarily to audit procedures required to respond to or comply with financial, accounting or regulatory reporting matters, internal control reviews and reporting requirements and acquisition and divestiture due diligence.

Tax Fees.    The aggregate fees billed by PwC for professional services rendered for tax compliance, tax advice and tax planning services provided to the Corporation for the fiscal years ending June 30, 2003 and June 30, 2002 were $2.11 million and $3.10 million, respectively. The fees billed related primarily to federal, state, local and international tax planning, advice and compliance and tax due diligence related to acquisitions.

All Other Fees.    The aggregate fees billed by PwC for products and services provided to the Corporation that are not included in the above categories for the fiscal years ending June 30, 2003 and June 30, 2002 were $175,000 and $200,000, respectively. The fees billed related primarily to treasury advisory services and training on technical and regulatory pronouncements.

Audit Committee Pre-Approval Policies and Procedures.    In accordance with the Securities and Exchange Commission’s rules issued pursuant to the Sarbanes Oxley Act of 2002, which were effective as of May 6, 2003 and require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by the Corporation’s independent public accounting firm, the Audit Committee has adopted a formal policy on Auditor Independence requiring the approval by the Audit Committee of all professional services rendered by the Corporation’s independent public accounting firm. The policy specifically pre-approves certain services up to a budgeted amount to be determined annually by the Audit Committee. All other services require Audit Committee approval on a case-by-case basis.

Since May 6, 2003, 100% of the services described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees,” were approved by the Audit Committee in accordance with the Corporation’s formal policy on Auditor Independence.

The Board of Directors unanimously recommends a vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the fiscal year ending June 30, 2004.

APPROVAL OF 2003 STOCK INCENTIVE PLAN

General. The Board of Directors has adopted and recommends approval by the shareholders of the Parker-Hannifin Corporation 2003 Stock Incentive Plan (the “2003 Plan”). The 2003 Plan will replace the Corporation’s 1993 Stock Incentive Program (the “1993 Program”) that was approved by the shareholders on October 28, 1993. A summary of the terms of the 2003 Plan is set forth below. The full text of the 2003 Plan is attached as Appendix B to this Proxy Statement, and the summary is qualified in its entirety by reference to Appendix B.

The 2003 Plan permits the Corporation to grant to key employees non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock and dividend equivalent rights (collectively referred to as “Awards”), as more fully described below.

Available Shares. The aggregate number of Common Shares that may be delivered (i) upon the exercise of a stock option or stock appreciation right; (ii) as restricted stock and released from a substantial risk of forfeiture thereof; or (iii) in payment of dividend equivalent rights, subject to adjustment as provided in the 2003 Plan, is equal to the sum of (A) 9,000,000; plus (B) the amount of any Common Shares that are not delivered to a participant by reason of (1) the expiration, termination, cancellation or forfeiture of an award under the 1993 Program; and (2) the tendering or withholding of Common Shares to satisfy all or a portion of the exercise price or tax withholding obligations relating to Common Shares issued or distributed under an award under the 1993 Program. The aggregate number of Common Shares that may be issued upon exercise of incentive stock options is 3,000,000. The aggregate number of Common Shares of restricted stock that may be issued under the 2003 Plan is 5,000,000. These amounts are subject to adjustment for stock splits, stock dividend or other changes in the Corporation’s capital structure. Common Shares may be authorized and unissued shares or treasury shares. Common Shares underlying unexercised or undelivered Awards which have expired, terminated or are cancelled or forfeited are available for further Awards under the 2003 Plan as are Common Shares withheld by the Corporation for tax withholding or delivered by the participant in satisfaction of the exercise price of a stock option. If the benefit provided by any Award is paid in cash, any Common Shares covered by such Award will also be available for future Awards under the 2003 Plan. If the 2003 Plan is not approved by the shareholders, no shares will be awarded under the 2003 Plan.

Administration and Eligibility. The 2003 Plan will be administered by the Compensation and Management Development Committee of the Board of Directors (the “Committee”). The Committee is constituted in a manner that satisfies all applicable legal requirements including an independence standard contained in the listing requirements of the New York Stock Exchange. Members of the Committee are ineligible to receive Awards under the 2003 Plan.

The persons eligible to receive Awards under the 2003 Plan are those key salaried employees of the Corporation or its subsidiaries with executive, managerial, technical or professional responsibility, including an officer who is also a Director. The Committee will, in its sole discretion, select those persons entitled to participate in the 2003 Plan. The Committee estimates that currently there are approximately 1,500 employees of the Corporation eligible to participate in the 2003 Plan.

The Committee will determine, subject to the terms of the 2003 Plan, the individuals to whom Awards will be granted, the number and type of Awards to be granted and the terms and conditions of any Award granted. The Committee is also authorized to adopt rules, guidelines and practices governing the 2003 Plan and to interpret the provisions of the 2003 Plan and any Awards. The amount of Awards or benefits under the 2003 Plan is not yet determinable.

Stock Options. Stock options granted under the 2003 Plan may be either Incentive Stock Options (“ISOs”) intended to qualify under Section 422 of the Internal Revenue Code of 1986 or options not intended to so qualify. The aggregate fair market value (determined as of the time of the grant of an ISO) of the Common Shares with respect to which ISOs are exercisable for the first time by a single optionee during the calendar year under the 2003 Plan and any other stock option plan of the Corporation may not exceed $100,000.

No employee may be granted stock options for more than 1,000,000 Common Shares in any three-year period. While the Committee determines the terms of each option at the time of grant, the option price shall not in any event be less than 100% of the fair market value of the Common Shares at the time of the grant. For purposes of the 2003 Plan, fair market value is defined as the closing price of the Common Shares as reported for the New York Stock Exchange—Composite Transactions on the date on which a particular option is granted. The closing price for the Corporation’s Common Shares on the New York Stock Exchange on September 2, 2003 was $50.65. The option price may be paid in cash, shares or other consideration, in accordance with regulations adopted by the Committee, valued at fair market value on the date prior to exercise of the stock option. Options granted under the 2003 Plan will vest at least one year from the date of grant except in the event of a change in control, as described below, and are exercisable for no more than ten years.

The Committee cannot adjust or amend the exercise price of an outstanding option by amendment, cancellation and replacement of a grant, or any other means.

The Committee may grant reload stock options. Subject to the terms and conditions set by the Committee in the Award, if an optionee tenders Common Shares to satisfy the option price, the optionee will receive a restorative or reload grant of stock options equal to the number of Common Shares surrendered by the optionee to satisfy the option price. Reload options will have an exercise price equal to the fair market value of the Common Shares on the date of exercise of the underlying stock option.

Stock Appreciation Rights. Stock appreciation rights (“SARs”) may be granted separately or together with all or part of any stock option granted under the 2003 Plan. An SAR granted with a stock option shall only be exercisable to the extent the stock option is exercisable.

No employee may be granted SARs for more than 1,000,000 Common Shares in any three-year period. SARs will be subject to such terms and conditions as the Committee imposes. An SAR will entitle the holder upon exercise to receive from the Corporation cash and/or Common Shares having an aggregate value equal to the excess of the fair market value, at the time of exercise of the SAR, of one Common Share over the exercise price per share specified by the grant of the SAR, multiplied by the number of Common Shares covered by such SAR. SARs granted under the 2003 Plan will vest at least one year from the date of grant except in the event of a change in control, as described below, and are exercisable for no more than ten years.

Restricted Stock Awards. Awards of restricted stock may be granted under the 2003 Plan to eligible employees for such consideration, if any, as may be required by applicable law. The terms and conditions of such Awards and the circumstance for the lapse of such restrictions will be determined by the Committee at the time of Award. The restricted stock will vest no sooner than three years from the date of issuance except to the extent specified in the Award, in the event of a change in control, as described below, or upon the death, retirement or disability of the grantee.

The grant of restricted stock Awards may be conditioned upon the achievement of performance-based criteria and any Award of restricted stock may specify performance-based criteria which, if achieved by the Corporation, will result in termination or early termination of the restrictions applicable to such Common Shares.

Dividend Equivalent and Interest Rights. A dividend equivalent right (“DER”) may be granted under the 2003 Plan as a component of another Award or as a separate Award. The terms and conditions of the DER will be specified by the Committee in the Award. Any Award under the 2003 Plan that is settled in whole or in part in cash on a deferred basis may provide by the Award for interest equivalents to be credited with respect to such cash payment.

Deferral of Payment.    With the approval of the Committee, the delivery of Common Shares, cash or any combination thereof subject to an Award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit or require selected participants to defer payment of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that recognition of taxable income is deferred under the Internal Revenue Code.

Transferability. Except as otherwise determined by the Committee, Awards under the 2003 Plan are not transferable except by will and pursuant to the laws of descent and distribution. Awards under the 2003 Plan are not subject, in whole or in part, to attachment, execution or levy of any kind.

Termination of Awards. The Committee may cancel any unexpired, unpaid or deferred awards at any time if the participant is not in compliance with all applicable provisions of the 2003 Plan or with the terms of any notice of Award or if the participant engages in detrimental activity. The Committee at the time of grant shall specify the circumstances under which an Award may terminate or be cancelled in the event of the death, disability, retirement or termination of employment of a 2003 Plan participant.

Detrimental Activity. Any Award may provide that if a participant, either during employment by the Corporation or within a specified period after termination of such employment, shall engage in any detrimental activity, and the Committee shall so find, forthwith upon notice of such finding, the participant shall:

(a)	return to the Corporation, in exchange for payment by the Corporation of any amount actually paid therefore by the participant, all Common Shares that the participant has not disposed of that were issued pursuant to the 2003 Plan within a specified period prior to the date of the commencement of such detrimental activity; and

(b)	with respect to any Common Shares so acquired that the participant has disposed of, pay to the Corporation in cash the difference between:

(i)	any amount actually paid therefore by the participant pursuant to the 2003 Plan; and

(ii)	the fair market value of the Common Shares on the date of such acquisition.

To the extent that such amounts are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation to the participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

Change in Control. The Committee may in its discretion accelerate the date on which outstanding options or SARs become exercisable or waive the restrictions or other terms and conditions on the vesting of any restricted stock in the event of a change in control, or proposed change in control, of the Corporation. In addition, in the event of a change in control, the Corporation may purchase previously granted stock options from participants at a price equal to the difference between the consideration per share payable pursuant to the terms of the change in control transaction and the option price.

Withholding Taxes. The Corporation shall have the right to deduct from any cash payment made under the 2003 Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver Common Shares upon exercise of a stock option or SAR, upon settlement of a DER, upon delivery of restricted stock, or upon exercise, settlement, or payment of any other Award under the 2003 Plan, that the grantee of such Award pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. If provided in the Award, the grantee may elect, in accordance with any applicable regulations of the Committee, to pay a portion or all of the amount of such minimum required or additional permitted withholding taxes in shares. The grantee shall authorize the Corporation to withhold, or shall agree to surrender back to the Corporation, on or about the date such withholding tax liability is determinable, shares previously owned by such grantee or a portion of the shares that were or otherwise would be distributed to such grantee pursuant to such Award having a fair market value on the day prior to the date such payment is made equal to the amount of such required or permitted withholding taxes to be paid in Common Shares.

Federal Income Tax Consequences. The following is a summary of certain of the federal income tax consequences of certain transactions under the 2003 Plan.

Nonqualified Stock Options

General. A participant generally will not recognize income upon the grant of a NQSO. If a participant receives unrestricted Common Shares upon the exercise of an NQSO, the participant will normally recognize ordinary income at the time of exercise equal to the excess of the fair market value, at the time of exercise, of the shares received over the exercise price (the “Spread”). Upon a subsequent sale of the shares received upon exercise, any difference between the net proceeds of the sale and the fair market value of the shares on the date of exercise will be taxed as capital gain or loss. If the Common Shares received upon the exercise of an NQSO are restricted stock and the exercise price is paid in cash, the discussion under “Restricted Stock” below applies.

Payment in Kind of Exercise Price of an NQSO. If upon the exercise of an NQSO for unrestricted Common Shares a participant pays the exercise price in whole or in part by the surrender of unrestricted Common Shares that the participant already owns, the participant will not recognize gain or loss on the surrendered shares to the extent that their fair market value equals that of the shares received. To the extent the fair market value of the shares surrendered equals that of the shares received, the shares received will have a tax basis equal to the basis of the shares surrendered, and the participant’s holding period of the shares received will include the holding period of the shares surrendered. To the extent that the value of the shares received upon exercise exceeds the value of the shares surrendered, that excess (reduced by the amount of any cash paid by the participant) will be ordinary income. Furthermore, the shares received that represent the excess in value will have a basis equal to their fair market value. The participant’s holding period for any excess shares will commence on the day they are acquired.

Incentive Stock Options

General. A participant will not recognize income upon the grant of an ISO. In addition, a participant will not recognize income upon the exercise of an ISO if the participant satisfies certain employment and holding period requirements. To satisfy the employment requirement, a participant generally must exercise the option not later than three months after the participant ceases to be an employee of the Corporation (one year if the participant ceases to be an employee due to disability). To satisfy the holding period requirement, a participant generally must hold the optioned stock for more than two years from the grant of the option and more than one year after the stock is transferred to the participant. If these requirements are satisfied, upon the sale of the stock, the participant will be taxed at long-term capital gains rates on any gain, measured by the difference between the participant’s basis in the stock and the net proceeds of the sale.

Premature Disposition of Shares. If Common Shares acquired upon the timely exercise of an ISO are sold, exchanged or otherwise disposed of without satisfying the holding period requirement (a “Disqualifying Disposition”), the participant will usually recognize ordinary income at the time of disposition equal to the amount of the excess of the fair market value of the shares received on the date of the exercise of the ISO over the exercise price of the shares. Any gain in excess of that amount will be either long-term or short-term capital gain depending on the holding period. However, upon a Disqualifying Disposition that constitutes a sale or exchange with respect to which any loss (if sustained) would be recognized, the amount includable in ordinary income will be limited to any excess of the net amount realized on the sale or exchange over the participant’s basis in the shares.

Payment in Kind of Exercise Price of an ISO. If a participant pays the exercise price of an incentive stock option by the surrender of unrestricted Common Shares that the participant already owns, the participant will not recognize gain or loss on the surrendered shares to the extent that their fair market value equals that of the shares received. To the extent that the fair market value of the surrendered shares equals that of the shares received, the shares received will have a tax basis equal to the basis of the shares surrendered, and the participant’s holding period of the shares received will include the holding period of the shares surrendered. To the extent that the value of the shares received exceeds the value of the shares surrendered, those shares received that represent the excess in value will have a basis equal to zero and a holding period that will commence on the day they are acquired. However, if a participant surrenders unrestricted Common Shares acquired pursuant to the previous exercise of an ISO before the end of the requisite holding period, the participant may recognize ordinary income on the surrender of those shares.

Alternative Minimum Tax and ISOs. Individuals are subject to an alternative minimum tax (“AMT”) based on an expanded tax base to the extent that the AMT exceeds their regular tax liability. The AMT is imposed on alternative minimum taxable income in excess of an exemption amount. Alternative minimum taxable income generally is the taxpayer’s taxable income, increased or decreased by certain adjustments and increased by certain preferences. ISOs are generally treated for AMT purposes in a manner similar to the regular tax treatment of NQSOs (e.g., for AMT purposes, upon the exercise of an ISO, the amount of the Spread will be included in alternative minimum taxable income, and the basis of the stock will equal its fair market value when the option is exercised). A tax credit may be available in a subsequent taxable year for some or all of any AMT paid.

Limits on Stock Options Qualifying as ISOs. Stock options that otherwise qualify as ISOs will be treated as NQSOs to the extent that the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under all of Parker’s plans and any of its subsidiaries’ plans) exceeds $100,000 in the aggregate. This rule is applied by taking the stock options into account in the order in which they are granted.

Stock Appreciation Rights.     If a participant elects to receive the appreciation inherent in an SAR in cash upon exercise, the cash is ordinary income to the participant on the date of exercise. If a participant elects to receive the appreciation in the form of Common Shares, the Common Shares received will be ordinary income to the participant to the extent of their fair market value. If the Common Shares received upon the exercise of an SAR are restricted stock, the discussion under “Restricted Stock” below applies.

Restricted Stock

General. A participant generally will not recognize income upon the receipt of an award of restricted stock because the shares received are subject to a “substantial risk of forfeiture” and are not “transferable” as these terms are defined in Section 83 of the Internal Revenue Code of 1986 (“Restricted Shares”). Accordingly, the participant will not recognize income upon the receipt of those shares unless the participant makes an election under Section 83(b) of the Internal Revenue Code of 1986 (a “Section 83(b) Election”) within 30 days after the actual or deemed transfer of the shares to have the shares taxed as ordinary income at their fair market value on the date of transfer.

A participant who does not make a Section 83(b) Election will recognize ordinary income in the year or years during which the restrictions terminate in an amount equal to the fair market value of the Restricted Shares on the date that the restrictions expire or are removed. If a Section 83(b) Election has not been made, any unrestricted dividends received with respect to Restricted Shares will be treated as additional compensation income and not as dividend income.

Consequences of Section 83(b) Election. A participant who makes a Section 83(b) Election will recognize ordinary income in the year of the participant’s receipt of Restricted Shares in an amount equal to the excess of the fair market value of those shares (determined without regard to the restrictions imposed) at the time of their transfer to him or her. A participant who makes a Section 83(b) Election with respect to Restricted Shares that are subsequently forfeited will not be entitled to deduct any amount previously included in income by reason of that election.

Dividend Equivalent and Interest Rights.    Dividend equivalent and interest rights generally will be taxable to the participant as ordinary income upon payment.

Deduction to Employer.     To the extent that a participant recognizes ordinary income in the circumstances described above, the Corporation or subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not disallowed by the $1,000,000 annual compensation limitation set forth in Section 162(m) of the Internal Revenue Code of 1986 and is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986.

Amendment. The Board of Directors may amend the 2003 Plan or any Award granted thereunder. However, shareholder approval will be required to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any other applicable law, regulation, or stock exchange listing requirement, or to qualify for an exemption or characterization that is deemed desirable by the Board. The Committee may, in its discretion, subject to the terms of the 2003 Plan, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any participant without his or her consent. The Committee may, in whole or in part, subject to the terms of the 2003 Plan, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

Substitute Awards. Awards may be granted in substitution for similar awards held by employees of another corporation who become or are about to become employees of the Corporation or a subsidiary as a result of the merger or consolidation of the other corporation with the Corporation or a subsidiary or the acquisition of the assets or stock of the other corporation by the Corporation or a subsidiary.

In the opinion of the Board of Directors, the 2003 Plan promotes the interests of the Corporation by enabling it, by the grant of equity incentives, to retain and attract qualified executive, managerial, technical and professional personnel.

Approval of the 2003 Plan requires the affirmative vote of the holders of at least a majority of the votes present or represented and entitled to vote on the proposal at the Annual Meeting, provided that a majority of the outstanding shares is voted with respect hereto.

The Board of Directors unanimously recommends a vote FOR approval of the 2003 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding the Corporation’s equity compensation plans as of June 30, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)		Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	8,730,718	(2)	39.15	583,052	(3)

Equity compensation plans not approved by security holders(4)	55,013		39.45	303,787

Total	8,785,731		39.16	886,839

(1)	In connection with the merger of Commercial Intertech Corp. with and into the Corporation in April 2000, the Corporation assumed the administration of the outstanding options under the Commercial Intertech stock option plans until such options are exercised or expire. No new options will be granted under the Commercial Intertech stock option plans. The number of securities to be issued upon the exercise of outstanding options is 77,927. The weighted-average exercise price of those outstanding options is $31.27.

(2)	Includes 432,173 shares, which represents the maximum future payouts of restricted stock that may be issued under the Corporation’s 2001-02-03, 2002-03-04 and 2003-04-05 Long Term Incentive Plans (“LTIPs”). Under the Corporation’s 2001-02-03 and 2002-03-04 LTIPs, payouts will be made in restricted stock or as a credit to the participant’s account under the Corporation’s Executive Deferral Plan (“EDP”), as individually elected by the participants. Under the Corporation’s 2003-04-05 LTIP, payouts will be made at the discretion of the Compensation and Management Development Committee in restricted stock or as a credit to the participant’s account under the Corporation’s EDP unless the participant has made a prior deferral election pursuant to the EDP. Payouts are subject to reduction based upon the Corporation’s actual average return on equity for the three-year period of each LTIP. Also includes 59,215 phantom shares being held in an account pursuant to the Corporation’s Stock Option Deferral Plan (which Plan has not been approved by shareholders). The phantom shares resulted from exercises of stock options granted under the Corporation’s 1990 Employees Stock Option Plan which was approved by the shareholders.

(3)	The number of securities available for issuance under the Corporation’s 1993 Stock Incentive Program in each fiscal year is equal to the sum of (i) 1.5% of the number of shares outstanding on the last day of the previous fiscal year; plus (ii) the number of shares that were available for the grant of awards in previous fiscal years; provided, that, in no event will the number of shares available for the grant of awards in any fiscal year exceed 2.5% of the shares outstanding on the last day of the previous fiscal year. As of July 1, 2003, 2,954,127 shares were available for future issuance under the Corporation’s 1993 Stock Incentive Program. As of September 9, 2003, 2,302,664 of these shares have been granted as stock options. Upon approval of the 2003 Stock Incentive Plan by the shareholders of the Corporation, no further Awards may be made by the Corporation under the 1993 Program.

(4)	The Corporation’s Non-Employee Directors Stock Option Plan provides for the issuance of up to 375,000 shares of the Corporation’s common stock pursuant to stock options granted to the Corporation’s Directors who are not current or retired employees of the Corporation. Each option must be granted at an exercise price equal to 100% of the fair market value of the Corporation’s common stock on the date the options are granted. Grants have a ten-year term and vest 50% following one year of continued service and the remaining 50% following the second year of continued service from the date granted.

PRINCIPAL SHAREHOLDERS OF THE CORPORATION

The following table sets forth, as of August 29, 2003 except as otherwise indicated, the name and address of each person believed to be a beneficial owner of more than 5% of the Common Shares of the Corporation, the number of shares and the percentage so owned, as well as the beneficial ownership of Common Shares of the Corporation by the Directors, the executive officers of the Corporation named in the Summary Compensation Table on page 9, and all Directors and executive officers as a group:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percentage of Class(b)

FMR Corp. 82 Devonshire Street Boston, MA 02109	8,144,844	(c)	6.9%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	6,472,604	(d)	5.5%

Putnam, LLC d/b/a/ Putnam Investments One Post Office Square Boston, MA 02109	6,064,544	(e)	5.1%

J. G. Breen	22,475	(f)
D. E. Collins	479,624	(g)
W. E. Kassling	9,246	(h)
R. J. Kohlhepp	2,418	(i)
P. W. Likins	16,218	(j)
G. Mazzalupi	4,150	(k)
K. P. Müller	7,139	(k)
C. M. Obourn	1,245	(i)
H. R. Ortino	9,104	(l)
A. L. Rayfield	10,693	(m)
W. R. Schmitt	15,109	(n)
D. L. Starnes	11,163	(o)

D. E. Washkewicz	422,417	(p)
D. W. Sullivan	316,002	(q)
M. J. Hiemstra	200,021	(r)
J. D. Myslenski	172,513	(s)
N.W. Vande Steeg	145,656	(t)
S. L. Hayes	173,853	(u)

All Directors and executive officers as a group	2,714,400	(v)	2.25%
(32 persons)

(a)	Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(b)	No Director or executive officer beneficially owned more than 1% of the Corporation’s Common Shares as of August 29, 2003.

(c)

Pursuant to a statement filed by FMR Corp. with the Securities Exchange Commission (“SEC”) in accordance with Rule 13d-1 of the Securities and Exchange Act of 1934 (“Exchange Act”), FMR Corp. has reported on behalf of itself, Edward C. Johnson 3d (Chairman of FMR Corp.), Abigail P. Johnson (Director of FMR Corp.), Fidelity Management & Research Company, Fidelity Management Trust

Company and Fidelity International Limited that, as of December 31, 2002, it had sole voting power over 964,917 Common Shares and sole investment power over 8,144,844 Common Shares.

(d)	Pursuant to a statement filed by Wellington Management Company, LLP with the SEC in accordance with Rule 13d-1 of the Exchange Act, Wellington Management Company, LLP has reported that, as of December 31, 2002, it had shared voting power over 2,627,900 Common Shares and shared investment power over 6,472,604 Common Shares.

(e)	Pursuant to a statement filed by Putnam, LLC d/b/a Putnam Investments with the SEC in accordance with Rule 13d-1 of the Exchange Act, Putnam, LLC d/b/a Putnam Investments has reported on behalf of itself, Putnam Investment Management, LLC and The Putnam Advisory Company, LLC that, as of December 31, 2002, it had shared voting power over 810,512 Common Shares and shared investment power over 6,064,544 Common Shares.

(f)	This amount includes 11,000 Common Shares owned jointly by Mr. Breen and his spouse and 4,365 Common Shares subject to options exercisable on or prior to October 30, 2003 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(g)	This amount includes 41,850 Common Shares owned solely by Mr. Collins’ spouse and 372,029 Common Shares subject to options exercisable on or prior to October 30, 2003 granted under the Corporation’s 1993 Stock Incentive Program.

(h)	This amount includes 4,500 Common Shares owned jointly by Mr. Kassling and his spouse and 1,200 Common Shares subject to options exercisable on or prior to October 30, 2003 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(i)	These amounts include 500 Common Shares subject to options exercisable by each of Mr. Kohlhepp and Ms. Obourn on or prior to October 30, 2003 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(j)	This amount includes 1,424 Common Shares owned jointly by Dr. Likins and his spouse as co-trustees of a revocable family trust and 6,400 Common Shares subject to options exercisable on or prior to October 30, 2003 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(k)	These amounts include 3,150 Common Shares subject to options exercisable by each of Messrs. Mazzalupi and Müller on or prior to October 30, 2003 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(l)	This amount includes 5,650 Common Shares subject to options exercisable by Mr. Ortino on or prior to October 30, 2003 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(m)	This amount includes 6,400 Common Shares subject to options exercisable by Mr. Rayfield on or prior to October 30, 2003 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(n)	This amount includes 4,898 Common Shares subject to options exercisable by Mr. Schmitt on or prior to October 30, 2003 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(o)	This amount includes 1,714 Common Shares owned jointly by Ms. Starnes and her spouse and 4,900 Common Shares subject to options exercisable on or prior to October 30, 2003 granted under the Corporation’s Non-Employee Directors Stock Option Plan.

(p)	This amount includes 3,939 Common Shares owned jointly by Mr. Washkewicz and his mother, 22,833 Common Shares as to which Mr. Washkewicz holds voting power pursuant to the Corporation’s Retirement Savings Plan as of June 30, 2003, and 385,830 Common Shares subject to options exercisable on or prior to October 30, 2003 granted under the Corporation’s 1993 Stock Incentive Program.

(q)	This amount includes 504 Common Shares as to which Mr. Sullivan holds voting power pursuant to the Corporation’s Retirement Savings Plan as of June 30, 2003 and 225,940 Common Shares subject to options exercisable on or prior to October 30, 2003 granted under the Corporation’s 1993 Stock Incentive Program.

(r)	This amount includes 6,890 Common Shares owned jointly by Mr. Hiemstra and his spouse, 2,659 Common Shares as to which Mr. Hiemstra holds voting power pursuant to the Corporation’s Retire -

ment Savings Plan as of June 30, 2003, and 171,884 Common Shares subject to options exercisable on or prior to October 30, 2003 granted under the Corporation’s 1993 Stock Incentive Program.

(s)	This amount includes 4,637 Common Shares as to which Mr. Myslenski holds voting power pursuant to the Corporation’s Retirement Savings Plan as of June 30, 2003 and 133,840 Common Shares subject to options exercisable on or prior to October 30, 2003 granted under the Corporation’s 1993 Stock Incentive Program.

(t)	This amount includes 6,597 Common Shares owned jointly by Mr. Vande Steeg and his spouse, 3,111 Common Shares as to which Mr. Vande Steeg holds voting power pursuant to the Corporation’s Retirement Savings Plan as of June 30, 2003 and 127,287 Common Shares subject to options exercisable on or prior to October 30, 2003 granted under the Corporation’s 1993 Stock Incentive Program.

(u)	This amount includes 7,228 Common Shares as to which Mr. Hayes holds voting power pursuant to the Corporation’s Retirement Savings Plan as of June 30, 2003 and 157,915 Common Shares subject to options exercisable on or prior to October 30, 2003 granted under the Corporation’s 1993 Stock Incentive Program.

(v)	This amount includes 93,443 Common Shares for which voting and investment power are shared, 104,562 Common Shares as to which all executive officers as a group hold voting power pursuant to the Corporation’s Retirement Savings Plan as of June 30, 2003, and 2,173,932 Common Shares subject to options exercisable on or prior to October 30, 2003 granted under the Corporation’s stock option plans held by all Directors and executive officers as a group.

SHAREHOLDERS’ PROPOSALS

The Corporation must receive by May 25, 2004 any proposal of a shareholder intended to be presented at the 2004 Annual Meeting of Shareholders of the Corporation (the “2004 Meeting”) and to be included in the Corporation’s proxy, notice of meeting and proxy statement related to the 2004 Meeting pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Such proposals should be submitted by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Exchange Act (“Non-Rule 14a-8 Proposals”) in connection with the 2004 Meeting must be received by the Corporation by August 8, 2004 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Corporation’s proxy related to the 2004 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Corporation after August 8, 2004. The Corporation’s proxy related to the 2003 Annual Meeting of Shareholders gives discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Corporation after August 9, 2003.

GENERAL

The Board of Directors knows of no other matters which will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment, the person or persons voting the proxies will vote in accordance with their best judgment on such matters.

The Corporation will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, officers and other employees of the Corporation may solicit the return of proxies. The Corporation will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of Common Shares. The Corporation will, upon request, reimburse them for their expenses in so doing. The Corporation has retained Georgeson Shareholder Communications Inc., 88 Pine Street, Wall Street Plaza, 30th Floor, New York, New York, to assist in the solicitation of proxies at an anticipated cost of $14,000, plus disbursements.

You are urged to vote your proxy promptly by internet, telephone or mail by following the instructions on the enclosed proxy card in order to make certain your shares will be voted at the meeting. Common Shares represented by properly executed proxies will be voted in accordance with any specification made thereon and, if no specification is made, will be voted in favor of the election of the five nominees for Directors in the class whose three-year term of office will expire in 2006; in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accounting firm for the fiscal year ending June 30, 2004; and in favor of the 2003 Stock Incentive Plan. Abstentions and broker non-votes are counted in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal which requires the affirmative vote of a certain number of Common Shares, as each abstention or broker non-vote would be one less vote in favor of a proposal. You may revoke your proxy at any time prior to the close of voting at the Annual Meeting by giving notice to the Corporation in writing, in open meeting, or by internet or telephone as set forth on the proxy card, without affecting any vote previously taken. However, your mere presence at the meeting will not operate to revoke your proxy.

The Annual Report of the Corporation, including financial statements for the fiscal year ended June 30, 2003, is being mailed to shareholders with this Proxy Statement. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, you may request a separate copy by notifying us in writing or by telephone at: Parker-Hannifin Corporation, Corporate Communications, 6035 Parkland Boulevard, Cleveland, Ohio 44124, (216) 896-3000.

You can elect to view future Parker-Hannifin Corporation Annual Reports and Proxy Statements over the internet, instead of receiving paper copies in the mail. Providing these documents over the internet will save the Corporation the cost of producing and mailing them. If you give your consent, in the future, when, and if, material is available over the internet, you will receive notification which will contain the internet location where the material is available. There is no cost to you for this service other than any charges you may incur from your internet provider, telephone and/or cable company. To give your consent, follow the prompts when you vote by telephone or over the internet or check the appropriate box located at the bottom of the enclosed proxy card when you vote by mail. Once you give your consent, it will remain in effect until you inform us otherwise. If at any time you would like to receive a paper copy of the Annual Report or Proxy Statement, please contact Corporate Communications at the address or telephone number provided above.

By Order of the Board of Directors

Thomas A. Piraino, Jr. Secretary

September 22, 2003

Appendix A

AUDIT COMMITTEE CHARTER

Function of the Audit Committee

The Audit Committee will assist the Board of Directors in fulfilling its oversight responsibility relating to (a) the Corporation’s financial reporting principles and policies and internal audit controls and procedures; (b) the integrity of the Corporation’s financial statements and audits thereof; (c) the independence qualifications and performance of the outside auditors; and (d) the Corporation’s compliance with legal and regulatory requirements. The Audit Committee shall prepare the report required by the Securities and Exchange Commission rules to be included in the Corporation’s annual proxy statement. The Audit Committee will also assist in other matters as may from time to time be specifically delegated to the Audit Committee by the Board.

While the Audit Committee has the powers and responsibilities set forth in this Charter, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the outside auditors.

Membership

The Audit Committee shall consist of at least three (3) members, each of whom shall meet the independence and financial literacy criteria established for audit committee members under the listing standards and rules of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission. At least one member of the Audit Committee shall satisfy the financial expertise requirements set forth in the rules and regulations of the Commission. Each Audit Committee member shall serve on no more than two (2) other audit committees of public companies.

The members and the Chairman of the Audit Committee shall be appointed by the Board (based on nominations made by the Corporation’s Nominating and Corporate Governance Committee). Audit Committee members shall serve at the pleasure of the Board and for such term or terms as the Board may determine. Alternate members of the Audit Committee who shall also meet the aforementioned requirements, may, from time to time, be designated by the Board of Directors to take the place of any absent member or members of the Audit Committee.

Responsibilities and Authorities

The Audit Committee’s powers and authorities on behalf of the Board of Directors shall include the following:

a)	Select annually the outside auditors for the Corporation. The Audit Committee has the sole authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors, and approve all audit engagement fees, terms and services. The outside auditors shall report directly to the Audit Committee.

b)	Review with financial management and the outside and internal auditors the proposed auditing programs, their coordination of same, and costs for the ensuing year, including those for non-audit services by the outside auditors, and suggest changes in emphasis or scope as necessary.

c)	Approve all non-audit engagements with the outside auditors, either through express prior review and approval or through the adoption of policies and procedures for engaging the outside auditors to perform non-audit services. Non-audit engagements with the outside auditors shall exclude, in any event, non-audit services prohibited by law.

d)

Ensure the outside auditors prepare and deliver to the Audit Committee annually a formal written statement delineating all relationships between the outside auditors and the Corporation, addressing at least the matters set forth in Independence Standards Board Standard No. 1. Any disclosed relationships that may impact the objectivity and independence of the outside auditors must be discussed with the outside auditors. Recommend that the Board of Directors take appropriate action in response to the outside auditors’ report to satisfy itself of the auditors’ independence.

e)	Obtain from the outside auditors annually a written report describing the firm’s internal quality control procedures and any material issues raised by its most recent internal quality control review or peer review or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to any independent audits performed by the firm and any steps taken to deal with any such issues.

f)	The Audit Committee must review (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Corporation’s selection or application of accounting principles, and any major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in the light of material control deficiencies; (b) analyses prepared by management and/or the outside auditors setting forth significant financial reporting issues and judgments made in connection with the presentation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation; and (d) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

g)	Review and discuss with management and the outside auditors the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board of Directors whether the audited financial statements should be included in the Corporation’s Report on Form 10-K. The review should also cover the development of the Financial Section of the Annual Report to Shareholders, along with an explanation of significant variances from the prior year, accounting issues and estimates and whether management sought a second opinion on a significant accounting issue.

h)	Review and discuss the Corporation’s policies with respect to risk management to assess and manage the Corporation’s exposure to risk, and discuss with management the Corporation’s major financial risk exposures and the steps management has taken to monitor and control these exposures.

i)	Review and discuss with management and the outside auditors the quarterly financial statements prior to the filing of its Report on Form 10-Q.

j)	Obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

k)	Review with the outside and internal auditors their recommendations for improvements to accounting, internal control, adherence to Corporation policies, maintaining independence of audit activity, and assure that appropriate action is taken in response to these recommendations.

l)	Review and discuss with the outside auditors the matters to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit and their opinion on the quality of the Corporation’s accounting principles, as well as the quality of financial and accounting personnel and the internal audit staff, and any difficulties encountered in performing the audit and management’s response, including any restrictions on the scope of activities or access to requested information, any disagreements with management and significant issues discussed with the outside auditors’ national office. The Audit Committee is to decide all unresolved disagreements between management and the outside auditors regarding financial reporting.

m)	Review and discuss on a timely basis with the outside auditors the critical accounting policies and practices use, alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, and other material communications between the outside auditors and management, such as any management letter or schedule of unadjusted differences.

n)

Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, including enabling employees to submit concerns confidentially and anonymously regarding questionable accounting or auditing matters, and review management’s disclosure of any frauds that involve management or other employees who have a significant role in internal control.

o)	Ensure the rotation of the lead partner having primary responsibility for the audit and the reviewing audit partners of the outside auditors as required by law.

p)	Set clear policies for the Corporation’s hiring of employees or former employees of the outside auditors who participated in the audit of the Corporation.

q)	Receive reports, as needed, from the Corporation’s Government Contracts Review Board with regard to contract compliance issues, internal or governmental audit findings, and adherence to the Defense Industry Initiatives (DII).

r)	Undertake, or cause to be undertaken, any additional reviews that it deems necessary to answer adequately any questions related to the above matters, and in such regard may retain appropriate professional consultation as desired.

s)	Report, regularly, to the full Board on the above matters.

t)	Prepare any report or other disclosures, including recommendations of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

u)	To review and reassess the performance of the Audit Committee and the adequacy of this Charter annually and to recommend any proposed changes to the full Board of Directors.

Meetings

The Audit Committee shall meet at least quarterly, or more frequently as it may determine necessary, to comply with its responsibilities. Meetings of the Audit Committee may be called by the Chairman of the Committee or by any two members thereof. Meetings of the Audit Committee may be held at any place within or without the State of Ohio and may be held by means of communications equipment if all members participating can hear each other. Participation of the members of the Audit Committee held through communications equipment shall constitute presence at such meeting. Meetings may be held with outside auditors, with internal auditors and with such other employees of the Corporation in attendance as the Audit Committee shall desire. Notice of the time and place of each meeting of the Audit Committee shall be given to each member by personal delivery, or by mail, telegram, cablegram or telephone, at least two days before the meeting, which notice need not specify the purposes of the meeting. Notices of adjournment of the meeting of the Audit Committee need not be given if the time and place to which they are given are fixed and announced at such meeting.

The Audit Committee may request any officer or employee of the Corporation or the Corporation’s outside legal counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall meet with the Corporation’s management, internal auditors and the outside auditors periodically in private sessions to discuss any matter that the Audit Committee, management, the outside auditors or such other persons believe should be discussed privately.

Quorum

A majority of the members of the Audit Committee shall constitute a quorum for any meeting. Any action of a majority of the members of the Audit Committee present at any meeting at which a quorum is present shall be the action of the Audit Committee. The Audit Committee may act without a meeting by writing or writings signed by all of its members.

Minutes

The minutes of each meeting of the Audit Committee shall be sent to the Directors prior to the next succeeding meeting of the Board of Directors.

Appendix B

PARKER-HANNIFIN CORPORATION 2003 STOCK INCENTIVE PLAN

1.   Purpose.

The 2003 Stock Incentive Plan is intended to help maintain and develop strong management through ownership of Shares of the Corporation by key employees of the Corporation and its Subsidiaries and for recognition of efforts and accomplishments which contribute materially to the success of the Corporation’s business interests.

2.   Definitions.

In this Plan, except where the context otherwise indicates, the following definitions apply:

(a)	“Award” means a Stock Option, a Stock Appreciation Right, Restricted Stock, or a Dividend Equivalent Right.

(b)	“Board” means the Board of Directors of the Corporation.

(c)	“Change in Control” means the occurrence of one of the following events:

(i)	any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities eligible to vote for the election of the Board (the “Corporation’s Voting Securities”); provided, however, that the event described in this paragraph shall not be deemed to be a Change in Control by virtue of any of the following situations: (A) an acquisition by the Corporation or any Subsidiary; (B) an acquisition by any employee benefit plan sponsored or maintained by the Corporation or any Subsidiary; (C) an acquisition by any underwriter temporarily holding securities pursuant to an offering of such securities; (D) a Non-Control Transaction (as defined in paragraph (iii)); (E) as pertains to an individual Grantee, any acquisition by the Grantee or any group of persons (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) including the Grantee (or any entity in which the Grantee or a group of persons including the Grantee, directly or indirectly, holds a majority of the voting power of such entity’s outstanding voting interests); or (F) the acquisition of Corporation Voting Securities from the Corporation, if a majority of the Board approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (i);

(ii)	individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided, that (A) any person becoming a director subsequent to the beginning of such twenty-four (24) month period, whose election, or nomination for election, by the Corporation’s shareholders was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board who are then on the Board (either by a specific vote or by approval of the proxy statement of the Corporation in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Corporation as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a member of the Incumbent Board;

(iii)

the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Corporation or any Subsidiary that requires the approval of the Corporation’s stockholders, whether for such transaction or the issuance of securities in connection with the transaction or otherwise (a “Business Combination”), unless (A) immediately following such Business Combination: (1) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”) or, if applicable, the ultimate parent corporation which directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Corporation Voting Securities that were outstanding immediately prior to the Business Combination (or, if applicable, shares into which such Corporation Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Corporation Voting Securities among the holders thereof immediately prior to the Business Combination, (2) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and (3) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), following the Business Combination, were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (a “Non-Control Transaction”) or (B) the Business Combination is effected by means of the acquisition of Corporation Voting Securities from the Corporation, and a majority of the Board approves a resolution providing expressly that such Business Combination does not constitute a Change in Control under this paragraph (iii); or

(iv)	the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or the sale or other disposition of all or substantially all of the assets of the Corporation and its Subsidiaries. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Corporation Voting Securities as a result of the acquisition of Corporation Voting Securities by the Corporation which, by reducing the number of Corporation Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control would occur as a result of such an acquisition by the Corporation (if not for the operation of this sentence), and after the Corporation’s acquisition such person becomes the beneficial owner of additional Corporation Voting Securities that increases the percentage of outstanding Corporation Voting Securities beneficially owned by such person, a Change in Control shall then occur.

Notwithstanding anything in this Plan to the contrary, if a Grantee’s employment is terminated prior to a Change in Control, and the Grantee reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control (a “Third Party”), then for all purposes of this Plan, the date immediately prior to the date of such termination of employment shall be deemed to be the date of a Change in Control for such Grantee.

(d)	“Code” means the Internal Revenue Code and the regulations promulgated thereunder, as in effect from time to time.

(e)	“Compensation and Management Development Committee” or “Committee” means the committee of the Board so designated. The Committee will be constituted in a manner that satisfies all applicable legal requirements, including satisfying any independence standard contained in the listing requirements of the New York Stock Exchange.

(f)	“Corporation” means Parker-Hannifin Corporation, an Ohio corporation, and its Subsidiaries.

(g)	“Designated Beneficiary” means the person designated by the Grantee of an Award hereunder to be entitled, on the death of the Grantee, to any remaining rights arising out of such Award. Such designation must be made in writing and in accordance with such regulations as the Committee may establish.

(h)

“Detrimental Activity” means activity that is determined in individual cases, by the Committee or its express delegate, to be detrimental to the interests of the Corporation or a Subsidiary, including without limitation (i) the rendering of services to an organization, or engaging in a business, that is, in the judgment of the Committee or its express delegate, in competition with the Corporation; (ii) the disclosure to any one outside of the Corporation, or the use for any purpose other than the Corporation’s business, of confidential information or material related to the Corporation, whether acquired by the

Grantee during or after employment with the Corporation; (iii) fraud, embezzlement, theft-in-office or other illegal activity; or (iv) a violation of the Corporation’s Code of Ethics.

(i)	“Dividend Equivalent Right,” herein sometimes called a “DER,” means the right of the Grantee thereof to receive, pursuant to the terms of the DER, credits based on the cash dividends that would be paid on the Shares specified in the DER if such shares were held by the grantee, as more particularly set forth in Section 10(a) below.

(j)	“Eligible Employee” means an Employee who is an officer, or in a managerial, executive, technical, professional, or other key position as determined by the Committee.

(k)	“Employee” means an employee of the Corporation or one of its Subsidiaries.

(l)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m)	“Fair Market Value” in relation to a Share as of any specific time shall mean the closing price as reported for the New York Stock Exchange—Composite Transactions on such date, or if no shares are traded on that date, the next preceding date on which trading occurred.

(n)	“Grantee” means a recipient of an Award under this Plan.

(o)	“Incentive Stock Option,” herein sometimes called an “ISO,” means a stock option meeting all of the requirements of Section 422 of the Code or any successor provision.

(p)	“Insider” means a person subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to equity securities of the Corporation.

(q)	“Restricted Stock” means any Share issued with the restriction that the Grantee may not sell, transfer, pledge, or assign such Share and such other restrictions (which may include, but are not limited to, restrictions on the right to vote or receive dividends) which may expire separately or in combination, at one time or in installments, all as specified by the Award.

(r)	“Rule 16b-3” means Rule 16b-3 (or any successor thereto) under the Exchange Act that exempts from Section 16(b) of the Exchange Act transactions under employee benefit plans, as in effect from time to time with respect to this Plan.

(s)	“Share” means a common share, par value $.50, of the Corporation issued and reacquired by the Corporation or previously authorized but unissued.

(t)	“Stock Appreciation Right,” herein sometimes called an “SAR,” means the right of the Grantee thereof to receive, pursuant to the terms of the SAR, a number of Shares or cash or a combination of Shares and cash, based on the increase in the value of the number of Shares specified in the SAR, as more particularly set forth in Section 8 below.

(u)	“Stock Option” means the right of the Grantee thereof to acquire a number of Shares upon payment to the Corporation of the exercise price specified in the Award.

(v)	“Subsidiary” means any corporation, partnership, or other entity in which the Corporation, directly or indirectly, owns a 50 percent or greater equity interest.

(w)	“Terminate” or “Termination” means cease to be an Employee, except by death, but a change of employment from the Corporation or one Subsidiary to another Subsidiary or to the Corporation shall not be considered a termination.

(x)	“Terminate Normally” for an Employee participating in this Plan means to Terminate:

(i)	as a result of retirement under the applicable retirement plan or policy of the Corporation or a Subsidiary,

(ii)	as a result of that Employee becoming eligible for disability income under the Corporation’s long-term disability Plan, or

(iii)	with written approval of the Committee given in the context of recognition that all or a specified portion of the outstanding Awards to that Employee will not expire or be forfeited or annulled because of such Termination and, in each such case, without being Terminated for cause.

(y)	“1993 Program” means the Corporation’s 1993 Stock Incentive Program.

3.   Eligibility.

The selection of eligible Employees to receive Awards will be within the discretion of the Committee. More than one Award may be granted to the same eligible Employee. Members of the Committee are not eligible for the grant of Awards.

4.   Administration.

(a)	The Committee shall administer this Plan. The Committee will, subject to the terms of the Plan, have the authority to (i) select the eligible Employees who will receive Awards; (ii) grant Awards; (iii) determine the number and types of Awards to be granted to Employees; (iv) subject to the terms of the Plan, determine the terms, conditions, vesting periods and restrictions applicable to Awards; (v) adopt, alter and repeal administrative rules and practices governing this Plan; (vi) interpret the terms and provisions of this Plan and any Awards granted under this Plan; (vii) prescribe the forms of any notices of Awards or other instruments relating to Awards; and (viii) otherwise supervise the administration of this Plan. All decisions by the Committee will be made with the approval of not less than a majority of its members.

(b)	All determinations and interpretations pursuant to the provisions of this Plan shall be binding and conclusive upon the individual Employees involved and all persons claiming under them.

(c)	With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of this Plan or any action by the Committee under this Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the appropriate authority. Each Award to an Insider under this Plan shall be deemed issued subject to the foregoing qualification.

(d)	Except as otherwise determined by the Committee, an Award under this Plan is not transferable other than by will or the laws of descent and distribution and is not subject, in whole or in part, to attachment, execution, or levy of any kind.

(e)	Any rights with respect to an Award granted under this Plan existing after the Grantee dies are exercisable by the Grantee’s Designated Beneficiary or, if there is no such Designated Beneficiary who may, and does, lawfully do so, by the Grantee’s personal representative.

(f)	Except as otherwise provided herein, a particular form of Award may be granted to an eligible Employee either alone or in addition to other Awards hereunder. The provisions of particular forms of Award need not be the same with respect to each recipient.

(g)	The Committee may delegate any of its authority to any other person or persons that it deems appropriate, provided the delegation does not cause the Plan or any Awards granted under this Plan to fail to qualify for the exemption provided by Rule 16b-3 or violate any independence standard contained in the New York Stock Exchange listing requirements.

(h)	This Plan and all action taken under it shall be governed by the laws of the State of Ohio without giving effect to the principles of conflict of laws thereof.

(i)	The Committee may permit or require any Grantee to exercise any Stock Options or SARs by means of electronic signature.

(j)	Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

5.   Awards That May Be Granted.

(a)	The aggregate number of Shares that may be delivered (i) upon the exercise of a Stock Option or SAR; (ii) as Restricted Stock and released from a substantial risk of forfeiture thereof; or (iii) in payment of DERs, subject to adjustment as provided in the Plan, is equal to the sum of (A) 9,000,000; plus (B) the amount of any Shares that are not delivered to an Employee by reason of (1) the expiration, termination, cancellation or forfeiture of an award under the 1993 Program; and (2) the tendering or withholding of Shares to satisfy all or a portion of the exercise price or tax withholding obligations relating to Shares issued or distributed under an award under the 1993 Program.

(b)	The aggregate number of Shares that may be issued upon exercise of ISOs is 3,000,000.

(c)	The aggregate number of Shares of Restricted Stock that may be issued hereunder is 5,000,000.

(d)	To the extent that Shares subject to an outstanding Award are not delivered to a Grantee by reason of the expiration, termination, cancellation or forfeiture of such Award or by reason of the tendering or withholding of Shares to satisfy all or a portion the tax withholding obligations relating to an Award, then such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. If the exercise price of any Stock Option granted under the Plan is satisfied by tendering Shares (by actual delivery or attestation), only the number of shares issued to the participant net of the Shares tendered shall be deemed to be delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. When an unexercised Award lapses, expires, terminates or is forfeited, the related Shares may be available for distribution in connection with future Awards. If the benefit provided by any Award is paid in cash, any Shares covered by the Award will be available for distribution in connection with future Awards.

(e)	The assumption of Awards granted by an organization acquired by the Corporation, or the grant of Awards under this Plan in substitution for any such Awards, will not reduce the number of Shares available for the grant of Awards under this Plan.

6.   Adjustments.

In the event that the Committee shall determine that any (a) stock dividend, stock split, combination of Shares, recapitalization or other change in the capital structure of the Corporation, or (b) merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) other corporate transaction or event having an effect similar to any of the foregoing affects the Shares of the Corporation such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in its sole discretion, and in such manner as the Committee may deem equitable, adjust any or all of (i) the number and kind of Shares which thereafter may be the subject of Awards under this Plan, (ii) the number and kind of Shares subject to outstanding Awards, and (iii) the exercise price with respect to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced.

7.   Stock Options.

(a)

One or more Stock Options may be granted to any eligible Employee. No Employee may be granted Stock Options for more than 1,000,000 Shares in any three-year period. Each Stock Option so granted shall be subject to such terms and conditions as the Committee shall impose. The exercise price per Share shall be specified by the Award, but shall in no instance be less than 100 percent of Fair Market Value at the time of the Award. Payment of the exercise price shall be made in cash, Shares, or other consideration, or any combination thereof, in accordance with the terms of this Plan and any applicable regulations of the Committee in effect at the time and valued at Fair Market Value on the date prior to exercise of the Stock Option. All Stock Options granted hereunder shall have a maximum life of no more than ten (10) years from the date of issuance of the Award. In no event shall any Stock Option vest sooner than one (1) year from date of issuance of the Award except in the event of a Change in Control.

(b)	Stock Options granted hereunder may be designated as ISOs (except to the extent otherwise specified in this Section 7) or nonqualified Stock Options. ISOs may be granted only to Eligible Employees which meet the definition of “employees” under Section 3401(c) of the Code. To the extent that the aggregate Fair Market Value of Shares with respect to which Stock Options designated as ISOs are exercisable for the first time by any Grantee during any year (under all plans of the Corporation and any Subsidiary thereof) exceeds $100,000, such stock options shall be treated as not being ISOs. ISOs and Awards thereof must comply with all of the requirements of Section 422 of the Code.

(c)	The Committee shall not adjust or amend the exercise price of Stock Options previously awarded to any Grantee, whether through amendment, cancellation and replacement grant, or any other means.

(d)	The Committee may grant reload Stock Options, separately or together with another Stock Option, pursuant to which, subject to the terms and conditions established by the Committee, the Grantee would be granted a new Stock Option when the payment of the exercise price of a previously granted Stock Option is made by the delivery of Shares owned by the Grantee, which new Stock Option would be an option to purchase the number of Shares not exceeding the number of Shares so provided as consideration upon the exercise of the previously granted Stock Option to which such reload Stock Option relates. Reload Stock Options may be granted with respect to Stock Options previously granted under the Plan or any other Stock Option plan of the Corporation. Reload Stock Options shall have a per Share exercise price equal to the Fair Market Value as of the date of grant of the reload Stock Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan.

8.   Stock Appreciation Rights.

(a)	An SAR may be granted to an eligible Employee as a separate Award hereunder. No Employee may be granted SARs for more than 1,000,000 Shares in any three-year period. Any SAR shall be subject to such terms and conditions as the Committee shall impose, which shall include provisions that (i) such SAR shall entitle the Grantee, upon exercise thereof in accordance with such SAR and the regulations of the Committee, to receive from the Corporation that number of Shares having an aggregate value equal to the excess of the Fair Market Value, at the time of exercise of such SAR, of one Share over the exercise price per Share specified by the Award of such SAR (which shall in no instance be less than 100 percent of Fair Market Value at the time of the Award) times the number of Shares specified in such SAR, or portion thereof, which is so exercised.

(b)	Any Stock Option granted under this Plan may include an SAR, either at the time of the Award or by amendment. An SAR included in a Stock Option shall be subject to such terms and conditions as the Committee shall impose, which shall include provisions that

(i)	such SAR shall be exercisable to the extent, and only to the extent, the Stock Option is exercisable; and

(ii)	such SAR shall entitle the Grantee to surrender to the Corporation unexercised the Stock Option in which the SAR is included, or any portion thereof, and to receive from the Corporation in exchange therefor that number of shares having an aggregate value equal to the excess of the Fair Market Value, at the time of exercise of such SAR, of one Share over the exercise price specified in the Award of such Stock Option times the number of Shares specified in the Award of such Stock Option, or portion thereof, which is so surrendered.

(c)	All SARs granted hereunder shall have a maximum life of ten (10) years from the date of issuance of the Award. In no event shall any SAR vest sooner than one (1) year from the date of issuance of the Award except in the event of a Change in Control.

(d)	In lieu of the right to receive all or any specified portion of such Shares, an SAR may entitle the holder thereof to receive the cash equivalent thereof as specified by the Award.

(e)	An SAR may provide that such SAR shall be deemed to have been exercised at the close of business on the business day preceding the expiration of such SAR or the related Stock Option, if any, if at such time such SAR has positive value and would have expired.

9.   Restricted Stock.

(a)	An Award of Restricted Stock may be granted hereunder to an eligible Employee for such consideration, if any, as may be required by applicable law. The terms and conditions of Restricted Stock, including the vesting period, shall be specified by the Committee, at its sole discretion, in the Award. In no event shall any Restricted Stock vest sooner than three (3) years from the date of the issuance of the Restricted Stock except, to the extent specified in the Award, (i) in the event of a Change in Control; (ii) upon the death of the Grantee; or (iii) if the Grantee Terminates Normally.

(b)	Any Shares of Restricted Stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such award.

(c)	The grant of any Award of Restricted Stock may be conditioned upon the achievement of performance-based criteria. Further, any Award of Restricted Stock may specify performance-based criteria which, if achieved by the Corporation, will result in termination or early termination of the restrictions applicable to such Shares.

10.   Dividend Equivalent Rights; Interest Equivalents.

(a)	A DER may be granted hereunder to an eligible Employee, as a component of another Award or as a separate Award. The terms and conditions of DERs shall be specified by the Award. Dividend Equivalents Rights credited to the Grantee of a DER may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalents Rights). Any such reinvestment shall be at Fair Market Value at the time thereof. DERs may be settled in cash or Shares or a combination thereof, in a single installment or installments. A DER granted as a component of another Award may provide that such DER shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such DER shall expire or be forfeited or annulled under the same conditions as such other Award. A DER granted as a component of another Award may also contain terms and conditions different from such other Award.

(b)	Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide by the Award for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the Award.

11.   Deferral of Payment.

With the approval of the Committee, the delivery of Shares, cash or any combination thereof subject to an award may be deferred, either in the form of installments or a single future delivery. The Committee may also permit or require selected Grantees to defer payment of some or all of their Awards, as well as other compensation, in accordance with procedures established by the Committee to assure that recognition of taxable income is deferred under the Code.

12.   Termination of Employment.

If the employment of a Grantee terminates for any reason, all unexercised, deferred and unpaid Awards may be exercisable and paid only as specified in the Award and in accordance with rules established by the Committee. These rules may provide, as the Committee deems appropriate, subject to the terms of the Plan, for the expiration, continuation, or acceleration of the vesting of all or part of the Awards.

13.   Detrimental Activity.

The Committee may cancel any unexpired, unpaid or deferred Awards at any time if the Grantee is not in compliance with all applicable provisions of this Plan or with the terms of any notice of Award or if the Grantee engages in Detrimental Activity. The Committee may, in its discretion and as a condition to the exercise of an Award, require a Grantee to acknowledge that he or she is in compliance with all applicable provisions of the Plan and of any notice of Award and has not engaged in any Detrimental Activity. Any Award may provide that if a Grantee, either during employment by the Corporation or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Committee shall so find, forthwith upon notice of such finding, the Grantee shall:

(a)	return to the Corporation, in exchange for payment by the Corporation of any amount actually paid therefor by the Grantee, all Shares that the Grantee has not disposed of that were issued pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity; and

(b)	with respect to any Shares so acquired that the Grantee has disposed of, pay to the Corporation in cash the difference between:

(i)	any amount actually paid therefore by the Grantee pursuant to this Plan; and

(ii)	the Fair Market Value of such Share on the date of such acquisition.

To the extent that such amounts are not paid to the Corporation, the Corporation may set off the amounts so payable to it against any amounts that may be owing from time to time by the Corporation to the Grantee, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason.

14.   Change in Control.

The Committee may in its discretion and upon such terms as it deems appropriate, either in the Award or subsequent thereto, accelerate the date on which any outstanding Stock Option or SAR becomes exercisable or waive the restrictions or other terms and conditions on the vesting of any Restricted Stock in the event of a Change in Control or proposed Change in Control of the Corporation. In addition to the foregoing, the Corporation may, with the approval of the Committee, purchase Stock Options previously granted to any Grantee who is at the time of any such transaction an Employee of the Corporation for a price equal to the difference between the consideration per Share payable pursuant to the terms of the transaction resulting in the Change in Control and the exercise price specified in the Award.

15.   Substitute Awards.

The Committee may grant Awards in substitution for, or upon the assumption of, Awards granted by another corporation that is merged into, consolidated with, or all or a substantial part of the assets or stock of which is acquired by the Corporation or a Subsidiary. The terms and provisions of any Awards granted under this Section 15 may vary from the terms and provisions otherwise specified in this Plan and may, instead, correspond to the terms and provisions of the awards granted by the other corporation.

16.   Amendments to This Plan; Amendments of Outstanding Awards.

(a)	The Board may from time to time amend or terminate this Plan, or any provision hereof, provided, however, approval of the shareholders of the Corporation will be required to the extent necessary to comply with Rule 16b-3 or any other applicable law, regulation, or stock exchange listing requirement, or to qualify for an exemption or characterization that is deemed desirable by the Board.

(b)	The Committee may, in its discretion, subject to the terms of the Plan, amend the terms of any Award, prospectively or retroactively, but no such amendment may impair the rights of any Grantee without his or her consent. The Committee may, in whole or in part, subject to the terms of the Plan, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Award.

17.   Withholding Taxes.

The Corporation shall have the right to deduct from any cash payment made under this Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver Shares upon exercise of a Stock Option or SAR, upon settlement of a DER, upon delivery of Restricted Stock, or upon exercise, settlement, or payment of any other Award under this Plan, that the Grantee of such Award pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Award under this Plan may provide by the Award that the Grantee of such Award may elect, in accordance with any applicable regulations of the Committee, to pay a portion or all of the amount of such minimum required or additional permitted withholding taxes in shares. The Grantee shall authorize the Corporation to withhold, or shall agree to surrender back to the Corporation, on or about the date such withholding tax liability is determinable, shares previously owned by such Grantee or a portion of the shares that were or otherwise would be distributed to such Grantee pursuant to such Award having a Fair Market Value on the day prior to the date such payment is made equal to the amount of such required or permitted withholding taxes to be paid in Shares.

18.   Grants of Awards to Employees Who are Foreign Nationals.

Without amending this Plan, but subject to the limitations specified in Section 16 above, the Committee may grant, amend, administer, annul, or terminate Awards to eligible Employees who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan.

19.   Rights of Employees.

Nothing in this Plan will confer upon any Grantee the right to continued employment by the Corporation or limit in any way the Corporation’s right to terminate any Grantee’s employment at will.

20.   Effective Date.

This Plan was approved by the Board on August 14, 2003 and will become effective when approved by the shareholders of the Corporation. Upon approval of the Plan by the Shareholders of the Corporation, no further Awards may be made by the Corporation under the 1993 Program.

Annual Meeting of Shareholders

Directions to Corporate Headquarters

Lake Erie
Cleveland
Kirtland
I-90
Richmond Rd.
I-271
Mayfield Rd. (322)
Gates Mills
Rt. 6
Cedar Rd.
Landerhaven Corporate Ctr (Parker)
Beachwood
Pepper Pike
Chagrin Blvd.
Chagrin Falls
I-480
Lander Rd.
Brainard Rd.
Cleveland Hopkins Airport
237
Snow Rd.
Rockside Rd.
Rt. 83
I-80
I-77
I-71
N

Mayfield Rd.
Brainard Rd.
Lander Rd.
I-271 To I-90
SOM Center Rd.
Parkland Blvd.
Parker Hannifin
Allen-Bradley Dr.
Gates Mills
To I-480 and Ohio Turnpike
Landerhaven Drive
Cedar Rd.
N

- ***From the North exiting at Cedar/Brainard:***
  Take I-271 south to exit 32 (Landerhaven). Turn left onto Brainard Rd., then left onto Cedar Rd. At second light make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the North exiting at Mayfield Rd.:***
  Take I-271 south to Mayfield Rd. West. Take Mayfield Rd. to Lander. Turn left onto Lander Rd.; left onto Parkland Blvd. Turn left as road splits at Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the South exiting at Cedar/Brainard:***
  Take I-271 north to exit 32 (Landerhaven). Turn right onto Brainard Rd., then left onto Cedar Rd. At second light make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the South exiting at Mayfield Rd.:***
  Take I-271 N to Mayfield Rd. West. Take Mayfield Rd. to Lander. Turn left onto Lander Rd.; left onto Parkland Blvd. Turn left as road splits at Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From Cleveland Airport:***
  Take I-480 east to I-271 north to exit 32 (Landerhaven). Turn right onto Brainard Rd; then left onto Cedar Rd. At second light make left onto Lander Rd; right on Parkland Blvd., turning left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From Downtown:***
  Take I-90 east to I-271 south to exit 32 (Landerhaven). Make left onto Brainard Rd., then left onto Cedar Rd. At second light, make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.

c/o National City Bank Corporate Trust Operations Locator 5352 P.O. Box 92301 Cleveland, OH 44193-0900

VOTE BY TELEPHONE

Have this Proxy Card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have this Proxy Card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date this Proxy Card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept. (PH), National City Bank, P.O. Box 94509, Cleveland, OH 44101-4500.

If you vote by telephone or Internet, please do not mail your Proxy Card.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-800-542-1160	Vote by Internet Access the Website and Cast your vote: http://www.votefast.com	Vote by Mail Return this Proxy in the Postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 11:59 p.m. Eastern Daylight Time on

October 21, 2003 to be counted in the final tabulation.

YOUR CONTROL NUMBER IS:

Proxy card must be signed and dated below.

ê    Please fold and detach card at perforation before mailing.    ê

PARKER-HANNIFIN CORPORATION	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on October 22, 2003.

The undersigned hereby appoints DUANE E. COLLINS, DONALD E. WASHKEWICZ and THOMAS A. PIRAINO, JR., and any of them, as proxies to represent and to vote all shares of stock of Parker-Hannifin Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on October 22, 2003, and at any adjournment(s) thereof, on the proposals more fully described in the Proxy Statement for the Meeting in the manner specified herein and on any other business that may properly come before the Meeting.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing on behalf of a corporation or as a fiduciary, attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature(s)

Signature(s)

Date: , 2003

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You can elect to view future Parker-Hannifin Corporation Annual Reports and Proxy Statements over the Internet, instead of receiving paper copies in the mail. Providing these documents over the Internet can save the Corporation the cost of producing and mailing them. Participation is completely voluntary. If you give your consent, in the future, when, and if, material is available over the Internet, you will receive notification which will contain the Internet location where the material is available. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

Proxy card must be signed and dated on the reverse side.

ê    Please fold and detach card at perforation before mailing.    ê

PARKER-HANNIFIN CORPORATION	PROXY

IF NO DIRECTIONS ARE GIVEN, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.	Election of Directors in the class whose three-year term of office will expire in 2006.

Nominees:

(01) Duane E. Collins	(02) Robert J. Kohlhepp	(03) Giulio Mazzalupi	(04) Klaus-Peter Müller	(05) Allan L. Rayfield

             ☐    FOR all nominees listed above                                 ☐    WITHHOLD AUTHORITY

      (except as otherwise marked above)                                   to vote for all nominees listed above

            (Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.)

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent public accounting firm for FY04.

            ☐    FOR                                 ☐    AGAINST                                 ☐    ABSTAIN

3.	Approval of the Parker-Hannifin Corporation 2003 Stock Incentive Plan.

            ☐    FOR                                 ☐    AGAINST                                 ☐    ABSTAIN

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

☐    I consent to view future shareholder communications over the Internet as stated above and in the Proxy Statement.